UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Realty Income Corporation
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Notice of

2016 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

May 17, 2016 | San Diego, California

REALTY INCOME

The Monthly Dividend Company®

April 1, 2016

Dear Stockholder:

You are cordially invited to attend our 2016 Annual Meeting of Stockholders (the Annual Meeting) to be held at 9:00 a.m., Pacific Time on May 17, 2016 at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130.

The business that will be conducted at the Annual Meeting is described in the Notice of the 2016 Annual Meeting of Stockholders and Proxy Statement.

We are very pleased with the company’s performance in 2015 with strong earnings growth and stockholder returns. We acquired $1.26 billion of high-quality real estate, funded the acquisitions with attractively priced capital, and maintained a high level of occupancy in the portfolio. As The Monthly Dividend Company®, we remain committed to our mission of providing our stockholders with monthly dividends that increase over time. During 2015, we paid twelve monthly dividends and increased the dividend per share by 3.6% over 2014. I would like to thank our team members for their continued hard work and dedication in achieving our mission.

Our track record of dividend performance was recognized in January 2015 with our addition to the S&P High-Yield Dividend Aristocrats® index which includes companies that have followed a policy of consistently increasing dividends every year for at least 20 years. In April 2015, we were added to the S&P 500 index, a significant milestone representing the growth and achievement of our company. We remain focused on continuing our positive momentum into 2016 and beyond.

We encourage you to review the information contained in the Proxy Statement. It is meant to provide an overview of the company’s achievements during the year, including further improvements to the company’s compensation program and enhancements to our corporate governance practices. After your review, we hope that you will vote at the meeting (either in person or by proxy) in accordance with the Board of Directors’ recommendations.

Your vote is important to us and we appreciate your continued support of our company.

Sincerely,

John P. Case

Chief Executive Officer

Director, Board of Directors

Notice of the 2016
Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the Annual Meeting) of Realty Income Corporation, a Maryland Corporation (the company), will be held as follows:

MEETING DATE:	Tuesday, May 17, 2016
MEETING TIME:	9:00 a.m., Pacific Time
LOCATION:	San Diego Marriott Del Mar
11966 El Camino Real, San Diego, California 92130

RECORD DATE: You may vote if you were a holder of record of our common stock at the close of business on March 15, 2016.

ITEMS OF BUSINESS:

1.	The election of eight director nominees named in this Proxy Statement to serve until the 2017 annual meeting of stockholders.
2.	The ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.
3.	A non-binding advisory proposal to approve the compensation of our named executive officers as described in this Proxy Statement.
4.	The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments of the Annual Meeting.

The Proxy Statement following this Notice describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting. At the Annual Meeting, management will report on the current activities of the company and comment on its future plans. A discussion period is planned so that stockholders will have an opportunity to ask questions and make appropriate comments. All presentation materials shared at the Annual Meeting will be made available on the company’s website at www.realtyincome.com.

PROXY VOTING: Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to submit your proxy as soon as possible to ensure your shares are represented and voted at our Annual Meeting. You may authorize a proxy to vote your shares by telephone, via the Internet, or—if you have received and/or requested paper copies of our proxy materials by mail—by signing, dating and returning the proxy card in the envelope provided. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.

You are encouraged to read this Proxy Statement in its entirety before voting.

By Order of the Board of Directors,

Michael R. Pfeiffer

Executive Vice President, General Counsel and Secretary

Proxy Summary

Our Board of Directors is soliciting proxies for the 2016 Annual Meeting of Stockholders (the Annual Meeting) and any postponement or adjournment of the Annual Meeting. This Proxy Summary provides an overview of the proposals to be considered at the Annual Meeting and information contained in the Proxy Statement, but does not contain all of the information that should be considered before voting. We encourage you to read this Proxy Statement in its entirety before voting.

How to Vote

On or about April 7, 2016, we will mail or e-mail a copy of our Proxy Statement, proxy card, and 2015 Annual Report (collectively Proxy Materials) to our stockholders according to their previously indicated preference. Some of our stockholders will be mailed a Notice of Availability of Proxy Materials which contains instructions on how to request and receive a paper or e-mailed copy of our Proxy Statement and 2015 Annual Report, and how to view these materials online. All methods of correspondence will provide stockholders with instructions on how to vote or authorize a proxy to vote using any of the following methods:

Beneficial Stockholders: If your shares of common stock are held by a bank, broker or other holder of record, please follow the instructions you receive from your bank, broker or other nominee on how to vote your shares of common stock at our Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 17, 2016: This Proxy Statement and our 2015 Annual Report are available on our website at http://investors.realtyincome.com/annual-reports-meetings. You can also view these materials at www.proxyvote.com by using the control number that is provided to you either on your proxy card, in your e-mailed Proxy Materials, or on your Notice of Availability of Proxy Materials. You are encouraged to access and review all of the information contained in the Proxy Materials before voting.

Proposal Guide

PROPOSAL	PAGE	BOARD VOTE RECOMMENDATION

PROPOSAL 1 – ELECTION OF DIRECTORS Our Board of Directors believes that the eight director nominees named herein contribute the breadth of knowledge and experience needed for the advancement of our business strategies and objectives	4	For

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Audit Committee of our Board of Directors has appointed KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2016 and requests stockholders to ratify, confirm and approve the appointment	4	For
PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS Our Board of Directors believes our compensation program is appropriately structured to reward our named executive officers for the continued performance of the company, encourage a disciplined approach to management, and maintain focus on the creation of long-term value for our stockholders	5	For

2016 PROXY STATEMENT 1

Proxy Summary

2015 Performance Highlights

The company achieved excellent performance results in 2015, including the following key highlights:

(1)         For a calculation of Adjusted Funds from Operations (AFFO) per share, see page 47 of our Annual Report on Form 10K filed with the SEC on February 11, 2016, which also includes a GAAP reconciliation of this non-GAAP measure.

In addition to our performance, we achieved two very distinct milestones in 2015. In January 2015, our track record of dividend growth was recognized with our addition to the S&P High-Yield Dividend Aristocrats® index which includes companies that have followed a policy of consistently increasing dividends every year for at least 20 years. In April 2015, we were added to the S&P 500 index. We are pleased to be one of 26 real estate investment trusts (REITs) and the only net lease REIT to be an S&P 500 company as of the date of this Proxy Statement.

Our performance results contributed to a one-year total stockholder return (TSR) of 13.0%, outperforming the NAREIT Freestanding Index, the MSCI US REIT Index, the S&P 500 Index, and our peer group mean.

Total 2015 Stockholder Return Comparison (1)

(1)         Realty Income TSR does not include reinvestment of dividends. Our TSR would be 13.4% assuming the compounded reinvestment of dividends on the ex-dividend date. Data sourced by FactSet as of December 31, 2015.

2 2016 PROXY STATEMENT

Proxy Summary

Executive Compensation Highlights

We believe our performance demonstrates the effectiveness, over time, of the execution of our strategic business plan, and the alignment of our compensation program with our philosophy to reward executives for enhancing long-term stockholder value. In structuring executive compensation, the Compensation Committee, in consultation with its independent compensation consultant, considers how each component of compensation motivates performance and allows us to attract and retain highly qualified named executive officers. Our compensation program focuses on pay for performance principles that are linked to short-term and long-term financial and operational metrics, including relative total stockholder return. The following are some key highlights of the 2015 plan:

•

Our Short-Term Incentive Program (STIP) consists of variable cash (two-thirds) and equity compensation (one-third) based primarily on the achievement of our short-term corporate operating and financial goals as well as individual performance. 70% of compensation awarded under this program is based on objective criteria and 30% is based on subjective evaluation of individual performance.

•

Our Long-Term Incentive Program (LTIP) consists of equity compensation based on the achievement of our long-term performance goals over a three-year performance period. 70% of compensation awarded under this program is based on our TSR performance relative to select industry indices and 30% is based on achieving objective operating metrics.

•

Under both the STIP and LTIP programs, no compensation is awarded for below-threshold performance and maximum goals are capped at 150% of target. All of the compensation awarded under the programs is at-risk.

•	Approximately 69% of our CEO’s total target direct compensation for the 2015 performance year consisted of compensation that is at-risk based on the achievement of certain performance metrics.
•	We target aggregate total direct compensation for our executives at the median of our peer group.

We believe our compensation program effectively links the compensation awarded to our executives to the achievement of the company’s financial and strategic goals thus creating alignment with the interests of our stockholders.

Corporate Governance Highlights

We remain committed to managing the company for the benefit of our stockholders and maintaining good corporate governance practices. In 2015, we further enhanced our corporate governance practices by altering our change in control provision in our agreements for new restricted stock and restricted stock unit awards for our named executive officers. We removed the single-trigger vesting feature so that both a change in control and a Qualifying Termination (as defined in “Potential Payments Upon Termination or Change in Control” section on page 41) need to occur (double-trigger) in order for the vesting of outstanding shares to accelerate.

In addition to this enhancement, we continue to uphold the following features of our corporate governance practices to maintain the company’s reputation for integrity and serving its stockholders responsibly:

✓	All directors are subject to an annual election with a majority voting standard.
✓	Our Board of Directors is structured with a separate independent Chairman and Chief Executive Officer (CEO).
✓	All directors with the exception of our CEO are independent, and all members of our Audit, Compensation, Nominating/Corporate Governance and Technology Risk committees are independent.
✓	Our directors conduct annual self-evaluations and participate in orientation and continuing education programs in accordance with our Corporate Governance Guidelines.
✓	Our Board of Directors conducts an annual Enterprise Risk Management process to identify and assess management’s visibility into company risk.
✓	Our employees, officers, and directors are subject to a Code of Business Ethics to ensure our business is conducted in accordance with the highest standards of moral and ethical behavior.
✓	Our Board of Directors has adopted a “whistleblower” policy to provide a line of communication to directors for anonymously reporting concerns.
✓

Our directors, officers, other employees and their family members are subject to anti-hedging and anti-pledging policies to ensure they are not engaging in any transaction that might allow them to realize gains from declines in our securities.

✓	Our Board of Directors has voluntarily adopted a formal clawback policy in accordance with the Dodd-Frank Act.
✓	Our directors and named executive officers have minimum stock ownership requirements to closely align the interests of these individuals with the interests of our stockholders.

2016 PROXY STATEMENT 3

Proposals

Proposal 1 - Election of Directors

Our Board of Directors currently consists of eight directors who contribute their breadth of knowledge and experience necessary for the advancement of our business strategies and objectives. Based on the recommendation of our Nominating/Corporate Governance Committee, our Board of Directors has nominated the following current eight directors for re-election at the Annual Meeting to serve for a one-year term expiring at our annual meeting of stockholders in 2017, and until their respective successors have been duly elected and qualify:

For more information regarding our nominees, please see the “Board of Directors and Corporate Governance” section of this Proxy Statement beginning on page 6.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2016. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if the representatives desire to do so. The representatives are also expected to be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint KPMG LLP as our independent registered public accounting firm, our Board and the Audit Committee believes such ratification to be advisable and in the best interests of the company. Accordingly, stockholders are being requested to ratify, confirm and approve the appointment of KPMG LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2016. If the stockholders do not ratify the appointment of KPMG LLP, the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee has appointed KPMG LLP notwithstanding any failure of the stockholders to ratify its appointment. If the appointment of KPMG LLP is ratified, the Audit Committee will continue to conduct an ongoing review of KPMG LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace KPMG LLP at any time.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

4 2016 PROXY STATEMENT

Proposal 3 - Advisory Vote to Approve the Compensation of Our Named Executive Officers

Our Board of Directors has adopted a policy of providing for annual “say-on-pay” advisory votes. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), and as a matter of good corporate governance, we are asking our stockholders to vote on a non-binding, advisory basis to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

In an effort to align the interests of management with those of our stockholders, our compensation program focuses on pay for performance principles that are linked to short-term and long-term financial and operational metrics, including relative total stockholder return. Our compensation mix rewards for the continued performance of the company, encourages a disciplined approach to management, and maintains focus on the creation of long-term value for our stockholders. We believe this structure is competitive and allows us to attract, motivate, and retain highly qualified executive officers.

In connection with reviewing our compensation program and the 2015 compensation paid to our named executive officers, it is important to consider the company’s excellent performance results achieved in 2015. We invested $1.26 billion in high-quality real estate and funded the acquisitions by raising approximately $1.2 billion in attractively priced equity capital. We remain committed to a conservative capital structure. Currently, over two-thirds of our balance sheet is represented by common equity. We maintained high portfolio occupancy despite managing our most active year ever for lease expiration activity. Our proactive approach to managing our portfolio continues to enhance the stability of the cash flow generated from our properties. These factors contributed to AFFO per share growth of 6.6% to $2.74, which allowed us to increase our dividend per share in 2015 by 3.6% over 2014 (see page 47 of our Annual Report on Form 10-K filed with the SEC on February 11, 2016 for a GAAP reconciliation of this non-GAAP measure). We achieved a 13.0% TSR, surpassing the mean of our peer group, the MSCI US REIT Index, the NAREIT Freestanding Index, and S&P 500 index.

Based on the company’s performance in 2015, our named executive officers were awarded compensation in accordance with our STIP and LTIP, in addition to a fixed compensation component. All of the compensation awarded under the STIP and LTIP is based on the following performance goals and is at-risk, and not guaranteed:

The performance hurdles and weightings for each program are determined by the Compensation Committee, in consultation with its independent compensation consultant, to establish goals for our named executive officers.  This structure effectively links the compensation awarded to our executives to the achievement of the company’s financial and strategic goals. The independent members of our Board of Directors believe that the performance-based structure of our compensation program as summarized above and detailed in the “Executive Compensation” section on page 22 allows the company to attract and retain talented executives while appropriately aligning their interests with the interests of our stockholders to support long-term value creation.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

2016 PROXY STATEMENT 5

Board of Directors and Corporate Governance

Director Nominees

The Board of Directors has nominated our eight current directors, identified below, for re-election at the Annual Meeting to serve for a one-year term expiring at our annual meeting of stockholders in 2017, and until their respective successors are duly elected and qualify. The information presented below highlights each director nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he/she should serve as a director. We believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Realty Income and our Board of Directors. We also value the additional perspective that comes from the experience of serving on other companies’ boards of directors and board committees.

Kathleen R. Allen, Ph.D. Age: 70 Director Since: 2000 Committees: Audit and Technology Risk (Chair) Independent: Yes

Experience

Kathleen R. Allen, Ph.D. is a professor at the Marshall School of Business and the director of the Center for Technology Commercialization at the University of Southern California (1991-present). She was the co-founder and chairwoman of Gentech Corporation (1994-2004) and in 2006 co-founded and became the Chief Executive Officer and served on the board of directors of N2TEC Institute, a nonprofit company focused on technology commercialization in rural America, until it completed its mission in 2013. Dr. Allen has co-founded four private companies, is currently a principal and on the board of directors of a real estate investment and development company, and serves on the board of advisors for two life science companies. She is a Visiting Scholar at the Department of Homeland Security where she advises on issues related to technology deployment, including cybersecurity. She is the author of 15 books in the field of entrepreneurship and technology commercialization, a field in which she is considered an expert.

Qualifications

As a distinguished businesswoman, entrepreneur and consultant, Dr. Allen has helped our Board of Directors identify and assess the risks associated with new endeavors. She has also worked with many early-growth and established companies to develop effective leadership and team-building skills. With her years of experience in risk management in the areas of business models, investment opportunities, and technology, Dr. Allen brings to the Board of Directors achievement in strategic business planning, which is a key part of our growth strategy.

6 2016 PROXY STATEMENT

Board of Directors and Corporate Governance

John P. Case Chief Executive Officer and Director Age: 52 Director Since: 2013 Committees: None Independent: No

Experience

Mr. Case has been the Chief Executive Officer since September 2013. He joined Realty Income in 2010 as Executive Vice President, Chief Investment Officer and served in this capacity until March 2013, when he was promoted to President, Chief Investment Officer. Prior to joining Realty Income, Mr. Case served for 19 years as a New York-based real estate investment banker. Most recently he served as the co-head of Real Estate Investment Banking for RBC Capital Markets, where he also served on the firm’s Global Investment Banking Management Committee. Prior to joining RBC, he was co-head of America’s Real Estate Investment Banking at UBS. He began his career in real estate investment banking at Merrill Lynch, where he worked for 13 years, and was named a managing director in 2000. During Mr. Case’s career, he was responsible for more than $100 billion in real estate capital markets and advisory transactions Mr. Case currently serves on the Board of Trustees of Washington and Lee University. In addition, Mr. Case has been extensively involved in the broader real estate industry. He currently serves on the National Association of Real Estate Investment Trusts (NAREIT) Board of Governors and is a member of The President’s Council of the Real Estate Roundtable and the International Council of Shopping Centers (ICSC).

Qualifications

Mr. Case has demonstrated extensive knowledge of the financial and operating issues facing real estate organizations. His vast experience and understanding of real estate, REITs, and financial strategy has helped guide the company in recent years and successfully execute its business plan. In addition, Mr. Case’s knowledge of all aspects of the company’s business positions him as a valuable member of, and contributor to, our Board of Directors.

A. Larry Chapman Age: 69 Director Since: 2012 Committees: Audit and Technology Risk Independent: Yes

Experience

A. Larry Chapman is a retired 37-year veteran of Wells Fargo, having served most recently as Executive Vice President and the Head of Commercial Real Estate from 2006 until his retirement in June 2011, and as a member of the Wells Fargo Management Committee. Mr. Chapman joined Wells Fargo in 1974 in its Houston Real Estate office. In 1987, he was promoted to President of Wells Fargo Realty Advisors, a wholly-owned subsidiary of Wells Fargo & Co. The subsidiary’s primary responsibility was managing Wells Fargo Mortgage and Equity Trust, which was formed in 1970 and sold in 1989. He remained President of Wells Fargo Realty Advisors until 1990, and was promoted to Group Head of the Wells Fargo Real Estate Group in 1993. Mr. Chapman managed the Wells Fargo Real Estate Group until his 2006 promotion to Executive Vice President and Head of Commercial Real Estate for Wells Fargo on a nationwide basis. Mr. Chapman is a former board member of the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley, past governor and trustee of the Urban Land Institute, former member of the National Association of Real Estate Investment Trusts, and member and past trustee of the International Council of Shopping Centers. He currently serves on the board of directors of CBL & Associates Properties, Inc. (NYSE: CBL) (August 2013-present).

Qualifications

Mr. Chapman’s financial acumen and extensive commercial real estate experience across many industries and tenant types, provides valuable insight and expertise to the Board of Directors and our senior management team as we continue to expand our real estate portfolio. In addition, his background as a leader of a Fortune 500 company, and as a member of its management team, further enhances the quality of leadership and oversight provided by our Board of Directors.

2016 PROXY STATEMENT 7

Board of Directors and Corporate Governance

Priya Cherian Huskins Age: 43 Director Since: 2007 Committees: Compensation (Chair), Nominating/Corporate Governance, and Technology Risk Independent: Yes

Experience

Priya Cherian Huskins is Senior Vice President and partner at Woodruff-Sawyer & Co., a commercial insurance brokerage firm (2003-present). Prior to joining Woodruff- Sawyer & Co., Ms. Huskins served as a corporate and securities attorney at the law firm of Wilson Sonsini Goodrich & Rosati (1997-2003). She has served on the advisory board of the Stanford Rock Center for Corporate Governance since 2012, the board of directors of the Silicon Valley Directors’ Exchange (SVDX) since 2013, and served on the board of directors of the National Association of Corporate Directors, Silicon Valley Chapter (2006-2013).

Qualifications

With her background in law, insurance and risk management, Ms. Huskins brings a focus on these areas to our Board of Directors. As a recognized expert in directors and officers liability risk and its mitigation, Ms. Huskins provides valuable insight into our risk management strategy. In addition, she brings experience regarding corporate governance matters, including compensation best practices and ways that corporate governance can enhance stockholder value. Ms. Huskins’ experience makes her a valuable component of a well-rounded Board of Directors.

Michael D. McKee Age: 70 Director Since: 1994 Chairman Since: 2012 Committees: Compensation and Nominating/Corporate Governance (Chair) Independent: Yes

Experience

Michael D. McKee is the Chief Executive Officer of Bentall Kennedy (U.S.), a registered real estate investment advisor (February 2010-present). He was the Vice Chairman (1999-2008) and Chief Executive Officer (2007-2008) of The Irvine Company, a privately-held real estate investment company, as well as Chief Operating Officer (2001-2007), Chief Financial Officer (1997-2001) and Executive Vice President (1994-1999) of The Irvine Company. Prior to joining The Irvine Company, Mr. McKee was a partner in the law firm of Latham & Watkins (1986-1994). Through each of these positions, Mr. McKee has obtained extensive real estate experience and provides valuable insight and expertise to the Board and our senior management team. He has served on the board of directors of HCP, Inc. (NYSE: HCP) (1987-present) where he serves as Non-Executive Chairman, Bentall Kennedy (U.S.) (2008-2012), First American Financial Corporation (NYSE: FAF) (2011-present), the Tiger Woods Foundation (2006-present), The Irvine Company (1998-2008) and Hoag Hospital Foundation (1999-2008).

Qualifications

Mr. McKee’s business and legal experience includes numerous acquisition and disposition transactions, as well as a variety of public and private offerings of equity and debt securities. Additionally, he has been exposed to various compliance issues as they relate to real estate investment trusts. With his knowledge of the complex issues facing real estate companies today and his understanding of what makes businesses work effectively and efficiently, Mr. McKee provides valuable insight to our Board of Directors.

8 2016 PROXY STATEMENT

Board of Directors and Corporate Governance

Gregory T. McLaughlin Age: 56 Director Since: 2007 Committees: Audit and Compensation Independent: Yes

Experience

Gregory T. McLaughlin is the President, PGA TOUR Champions and a Senior Vice President with the PGA TOUR in Ponte Vedra Beach, Florida (2014-present). Prior to joining the PGA TOUR, Mr. McLaughlin was President and Chief Executive Officer of the Tiger Woods Event Corporation and Tiger Woods Foundation in Irvine, California (1999-2014), Vice President of Business Development of the Western Golf Association / Evans Scholars Foundation (1993-1999), and Vice President of Business Development of the Los Angeles Junior Chamber of Commerce (1988-1993). He is currently a member of the PGA TOUR Executive Committee.

Qualifications

With his diverse background, Mr. McLaughlin offers a unique perspective to the Board of Directors on a variety of business and legal matters. His business and legal experience includes tax-exempt status and financing as well as business development, capital raising and program development. Additionally, his leadership skills in managing a variety of different organizations brings financial reporting expertise, especially as it relates to audit and tax matters. His proven effectiveness working with complex issues makes him a valuable member of our Board of Directors.

Ronald L. Merriman Age: 71 Director Since: 2005 Committees: Audit (Chair) and Nominating/Corporate Governance Independent: Yes

Experience

Ronald L. Merriman is a retired Vice Chairman and partner of KPMG LLP, a global accounting and consulting firm (1967-1997). At KPMG LLP, Mr. Merriman served as Vice Chairman of the Executive Management Committee. More recently, Mr. Merriman was the managing director of Merriman Partners, a management advisory firm (2003-2011). Prior to founding Merriman Partners, Mr. Merriman served as a managing director of O’Melveny & Myers law firm (2000-2003), Executive Vice President of Carlson Wagonlit Travel (1999-2000) and President of Ambassador Performance Group, Inc. (1997-1999). Mr. Merriman serves on the board of directors and is the chairman of the audit committee of the following public companies: Aircastle Limited (NYSE: AYR) (2006-present), and Pentair, Plc, formerly Pentair, Ltd. (NYSE: PNR) (2005-present). Additionally, he serves on the compensation committee of Aircastle Limited (2012-Present) and on the audit committee of Haemonetics Corporation (NYSE: HAE) (2005-Present).

Qualifications

Mr. Merriman is an experienced financial leader with the skills necessary to lead our Audit Committee. Throughout his career, he has been exposed to various issues involving accounting and auditing standards, business law and corporate ethics. His professional background and experience on other audit committees make him a valuable asset, both on our Board of Directors and as the Chair of our Audit Committee. Mr. Merriman’s positions have provided him with a wealth of knowledge in addressing financial and accounting matters. The depth and breadth of his exposure to complex financial issues makes him a skilled advisor to the Board of Directors.

2016 PROXY STATEMENT 9

Board of Directors and Corporate Governance

Stephen E. Sterrett Age: 60 Director Since: 2014 Committees: Compensation and Technology Risk Independent: Yes

Experience

Stephen E. Sterrett retired as the Senior Executive Vice President and Chief Financial Officer of Indianapolis-based Simon Property Group, Inc., an S&P 100 company, in December 2014. Mr. Sterrett joined the Simon organization in 1988, was named Treasurer in 1993, and was the Chief Financial Officer from 2000 until his retirement. Prior to joining Simon Property Group, Inc., he was a Senior Manager with the international accounting firm of Price Waterhouse. Mr. Sterrett serves on the boards of Berry Plastics Group, Inc. (NYSE: BERY) and Equity Residential (NYSE: EQR). Mr. Sterrett is active in several professional organizations, including the National Association of Real Estate Investment Trusts (NAREIT), the International Council of Shopping Centers (ICSC) and is a past member of the Indiana CPA Society.

Qualifications

As the former Chief Financial Officer of Simon Property Group, Inc., Mr. Sterrett has direct experience with matters arising from the business and financial issues pertaining to the company, particularly in the areas of corporate finance and capital markets. His experience as a Chief Financial Officer in the REIT industry brings to our Board of Directors a comprehensive understanding of matters unique to REITs and enables him to make significant contributions to our Board of Directors.

Committees of the Board

Our Board of Directors has three standing committees that perform certain delegated functions of the Board: the Audit Committee; the Compensation Committee; and the Nominating/Corporate Governance Committee. The Board also has one special purpose committee, the Technology Risk Committee, which performs certain delegated functions of the Board. Each committee is composed entirely of independent directors within the meaning of our director independence standards, which reflect the NYSE director independence standards and the audit committee requirements of the SEC.

During 2015, the Board disbanded the Strategic Planning Committee and adopted the Technology Risk Committee. Strategic planning was largely being conducted at the general board meetings in addition to the committee-level sessions. The Board believed that it was most efficient and effective to disband the Strategic Planning Committee and continue to incorporate such strategic planning discussions into their general board meetings. Certain board meetings include a review and discussion of the company’s long-term strategic plan. The Technology Risk Committee was adopted by the Board to provide governance and oversight of the possible risks associated with the company’s technology and information systems. The Board believes it is prudent at this time to add focus to this area via a committee to ensure potential risks are identified and mitigated as needed.

Each committee operates under a written charter, all of which were reviewed by their respective committees during 2015. Our Audit, Compensation and Nominating/Corporate Governance Committees updated their charters in 2016. The Technology Risk Committee established its charter in connection with its formation in May 2015. Our Board of Directors may, from time to time, establish certain other committees to facilitate oversight over the management of the company. The charters of each of our standing committees are available on our company’s website at www.realtyincome.com.

10 2016 PROXY STATEMENT

Board of Directors and Corporate Governance

AUDIT COMMITTEE
Responsibilities
Members: Ronald L. Merriman (Chair) Kathleen R. Allen, Ph.D. A. Larry Chapman Gregory T. McLaughlin Independent: All Meetings in 2015: 7

■      Oversight of compliance with legal and regulatory requirements;

■      Oversight of the integrity of our financial statements;

■      Appoint, approve and engage our independent registered public accounting firm, approve any special assignments given to the independent registered public accounting firm, and review:

•       The scope and results of the audit engagement with the independent registered public accounting firm, including the independent registered public accounting firm’s letters to the Audit Committee;

•       The independence and qualifications of the independent registered public accounting firm;

•       The effectiveness and efficiency of our internal audit function; and

•       Any proposed significant accounting changes.

Our Board of Directors has determined that Messrs. Merriman, Chapman and McLaughlin qualify as audit committee financial experts, as defined in Item 407(d) of Regulation S-K, and that all members of the Audit Committee are financially literate under the current listing standards of the NYSE and meet the Securities and Exchange Commission (the SEC) independence requirements for audit committee membership. Our Board of Directors has considered Mr. Merriman’s concurrent service on the audit committees of three other public companies and has determined that such simultaneous service does not impair his ability to effectively serve as Chair of our Audit Committee.

COMPENSATION COMMITTEE
Responsibilities
Members: Priya Cherian Huskins (Chair) Michael D. McKee Gregory T. McLaughlin Stephen E. Sterrett Independent: All Meetings in 2015: 7

■      Establish remuneration levels for our executive officers;

■      Review significant employee benefits programs;

■      Establish and administer executive compensation programs;

■      Conduct an annual review of our compensation philosophy;

■      Conduct an annual review of and approve the goals and objectives relating to the compensation of the CEO, including a performance evaluation to help determine and approve his compensation;

■      Review and approve all executive officers’ employment agreements and severance arrangements;

■      Manage and annually review executive officer short-term and long-term incentive compensation; and

■      Set performance metrics under all short-term and long-term incentive compensation plans as appropriate.

Our Board of Directors has determined that all of the members of the Compensation Committee are “independent” within the meaning of our director independence standards, the NYSE director independence standards (including those applicable to Compensation Committee members), are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and are “outside directors” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Committee to the extent permitted by applicable law.

2016 PROXY STATEMENT 11

Board of Directors and Corporate Governance

NOMINATING/ CORPORATE GOVERANCE COMMITTEE
Responsibilities
Members: Michael D. McKee (Chair) Priya Cherian Huskins Ronald L. Merriman Independent: All Meetings in 2015: 4

■      Provide counsel to our Board of Directors on the broad range of issues concerning the composition and operation of the Board of Directors;

■      Develop and review the qualifications and competencies required for membership on our Board of Directors;

■      Review and interview qualified candidates to serve on our Board of Directors;

■      Oversee the structure, membership, and rotation of the committees of our Board of Directors;

■      Review the Board of Directors compensation;

■      Assess the effectiveness of the Board of Directors and executive management;

■      Oversee succession planning for our executive management; and

■      Review and consider developments in corporate governance to ensure best practices are being followed.

As part of these responsibilities, the Nominating/Corporate Governance Committee annually solicits input from each member of the Board of Directors to review the effectiveness of its operation and all committees thereof. The review consists of an assessment of its governance and operating practices which includes the Corporate Governance Guidelines that govern the operation of the Board of Directors.

TECHNOLOGY RISK COMMITTEE
Responsibilities
Members: Kathleen R. Allen, Ph.D. (Chair) A. Larry Chapman Priya Cherian Huskins Stephen E. Sterrett Independent: All Meetings in 2015: 4

■          Review and assess risks, including cyber security, associated with the company’s technology and information systems;

■          Receive reports from management or other third party organizations on key metrics for the company’s technology and information systems; and

■          Provide guidance on matters specifically related to the Company’s technology and information systems.

It is intended for the Technology Risk Committee to be of limited duration, and to help engage in assessing any potential technology risks at the company. The Technology Risk Committee will be deemed terminated, if not re-appointed, by the Board of Directors on or before June 1, 2017.

12 2016 PROXY STATEMENT

Board of Directors and Corporate Governance

Corporate Governance

We believe a company’s reputation for integrity and serving its stockholders responsibly is of critical importance. We are committed to managing the company for the benefit of our stockholders and are focused on maintaining good corporate governance.

Corporate Governance Guidelines

Our company has adopted Corporate Governance Guidelines that promote the functioning of the Board of Directors and its committees and sets forth expectations as to how the Board of Directors should operate. The guidelines include information about the composition of the Board of Directors, orientation and continuing education, director compensation, Board of Director meetings, Board of Director committees, management succession, evaluation and compensation of named executive officers, expectations of directors, and information regarding the annual performance evaluation of the Board of Directors. A current copy is available on our company’s website at www.realtyincome.com.

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to our employees, officers and directors. The Board of Directors adopted the Code of Business Ethics to codify and formalize certain of our long-standing policies and principles that help ensure our business is conducted in accordance with the highest standards of moral and ethical behavior. We conduct annual training with our employees regarding ethical behavior and require all employees to acknowledge the terms of, and abide by, our Code of Business Ethics. A current copy, as updated in May 2015, is available on our company’s website at www.realtyincome.com. We intend to disclose any future amendments to or waivers of certain provisions of our Code of Business Ethics applicable to our officers and directors on our website, within five (5) business days following such waiver or as otherwise required by the SEC or the NYSE.

Anti-Hedging and Anti-Pledging Policy

To ensure proper alignment with our stockholders, we have established policies that prohibit our directors, officers, other employees and their family members from engaging in any transaction that might allow them to realize gains from declines in our securities. Specifically, we prohibit our officers, directors, other employees and their family members from engaging in transactions using derivative securities, short selling our securities, trading in any puts, calls or covered calls, writing purchase or call options and short sales, or otherwise participating in hedging, “stop loss,” or other speculative transactions involving our securities. In addition, margin purchases of our securities and pledging any of our securities as collateral to secure loans is prohibited. This prohibition means that directors, officers, other employees and their family members cannot hold our securities in a “margin account” nor can they pledge any of our securities for any loans or indebtedness.

Clawback Policy

In accordance with the Dodd-Frank Act, our Board of Directors has voluntarily adopted a formal clawback policy which applies to outstanding awards and will apply to future awards. Our clawback policy provides that the company may recover certain cash or equity-based incentive compensation paid or granted to a named executive officer during the three-year period preceding a “triggering event.” A “triggering event” includes:

(i)             a decision by the Audit Committee to effect an accounting restatement of previously published financial statements caused by material non-compliance by the company with any financial reporting requirement under the federal securities laws due to fraud, misconduct, negligence, or lack of sufficient oversight on the part of any named executive officer, and

(ii)         a decision by the Compensation Committee that one or more performance metrics used for determining previously paid compensation was incorrectly calculated and, if calculated correctly, would have resulted in a lower payment to one or more named executive officers.

The requirement to repay the incentive compensation that is recoverable under this policy shall only exist if the Board of Directors has actively taken steps to evaluate restating the financials or operating results or recalculating other associated metrics prior to the end of the fifth year following the year in question. The company will not be bound by the three-year recoupment period or this five-year limitation in cases involving fraud or intentional misconduct. As applicable SEC regulations are adopted, we will reassess our clawback policy and implement appropriate changes to ensure that our policy is fully compliant with SEC regulations.

2016 PROXY STATEMENT 13

Board of Directors and Corporate Governance

Social Responsibility and Ethical Standards

An extension of our mission is our commitment to being socially responsible and conducting our business according to the highest ethical standards. Our employees are awarded compensation that is in line with those of our peers and competitors, including generous healthcare benefits for employees and their families, participation in a 401(k) plan with a matching contribution by the company, competitive paid time-off benefits, and an infant-at-work program for new parents. We also have a longstanding commitment to equal employment opportunity and adhere to all Equal Employer Opportunity Policy Guidelines. We apply the principles of full and fair disclosure in all of our business dealings, as outlined in our Code of Business Ethics. We are also committed to dealing fairly with all of our customers, suppliers, and competitors.

As part of being responsible corporate citizens, the company and our employees have taken an active role in supporting our community through civic involvement with charitable organizations and corporate donations. Focusing our impact on social and environmentally sustainable areas, our non-profit partnerships have resulted in 600 employee volunteer hours, employee and corporate donations to fund local affordable housing, education services to at-risk youth, local foodbank support, and toys for under-served children. Our dedication to be a responsible corporate citizen has a direct and positive impact in the communities in which we operate and contributes to the strength of our reputation and our financial performance.

Environmental Practices

Our focus on conservationism is demonstrated by how we manage our day-to-day activities at our corporate headquarters. At our headquarters, we promote energy efficiency and encourage practices such as powering down office equipment at the end of the day, implementing file-sharing technology and automatic “duplex mode” to limit paper use, adopting an electronic approval system, and carpooling to our headquarters. With respect to recycling and reuse practices, we encourage the use of recycled products and the recycling of materials during our operations. Cell phones, wireless devices and office equipment are recycled or donated whenever possible.

In addition, our headquarters were constructed according to the State of California energy efficiency standards (specifically following California Green Building Standards Code and Title 24 of the California Code of Regulations) with features such as an automatic lighting control system with light harvesting technology, a Building Management System that monitors and controls energy use, an energy efficiency PVC roof and heating and cooling system, and drought-tolerant landscaping with recycled materials.

The properties in our portfolio are net leased to our tenants who are responsible for maintaining the buildings and are in control of their energy usage and environmental sustainability practices. We remain active in working with our tenants to promote environmental responsibility at the properties we own.

More information on our corporate responsibility efforts can be found on our company’s website at http://www.realtyincome.com/about/corporate-responsibility/.

Director Selection Process

Director Qualifications

Director qualifications are determined by what the Nominating/Corporate Governance Committee believes to be the essential competencies required to effectively serve on the Board of Directors. The Nominating/Corporate Governance Committee seeks to include on our Board of Directors a complimentary mix of professionals with the following qualities, skills and attributes:

•       Personal and professional integrity, ethics, values and absence of conflicts of interest;

•       Experience in corporate governance, for example as an officer or former officer of a public company;

•       Experience in our industry and a general business understanding of major issues facing public companies;

•       Experience as a member of the board of directors of another publicly-held company;

•       Ability to fairly and equally represent all stockholders of the company and time to devote to being a director;

•       Practical and mature business judgment, including the ability to make independent analytical inquiries and function effectively in an oversight role;

•       Academic expertise in an area of our operations and achievement in one or more applicable fields;

•       Background in financial capital markets and accounting matters; and

•       Diversity in terms of background, expertise, perspective, age, gender and ethnicity.

14 2016 PROXY STATEMENT

Board of Directors and Corporate Governance

Identifying and Evaluating Nominees for Directors

Our Corporate Governance Guidelines set forth the process by which our Nominating/Corporate Governance Committee identifies and evaluates nominees for our Board of Directors. The Nominating/Corporate Governance Committee first evaluates the current members of our Board of Directors to identify nominees for directors. Current members who are willing to continue service and who have qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board of Directors service are re-nominated.

As to new candidates, the Nominating/Corporate Governance Committee will generally poll members of our Board of Directors and members of executive management for their recommendations. The Nominating/Corporate Governance Committee has at times in the past retained a search firm to assist with identifying new candidates for membership on our Board of Directors, and in the future may hire a search firm if deemed appropriate. An initial slate of candidates will be presented to the Chair of the Nominating/Corporate Governance Committee, who will then make an initial determination as to the qualification and fit of each candidate. Final candidates will be interviewed by one or more members of the Nominating/Corporate Governance Committee and other directors. The Nominating/Corporate Governance Committee will then approve final director candidates and, after review and deliberation of all feedback and data, will make its recommendation to our Board of Directors. Recommendations received from stockholders are subject to the same criteria as are candidates nominated by the Nominating/Corporate Governance Committee and will be considered and processed accordingly.

Stockholder Recommendations

The Nominating/Corporate Governance Committee’s policy is to consider candidates recommended by our stockholders. The stockholder must submit proof of Realty Income stock ownership along with a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board of Directors. The stockholder must also demonstrate how the candidate satisfies our Board of Directors’ criteria and provide such other information about the candidate as would be required by the SEC rules to be included in a proxy statement, as well as our bylaws. The consent of the candidate must be included along with a description of any arrangements or undertakings between the stockholder and the candidate regarding the recommendation. All communications are to be directed to the Chair of the Nominating/Corporate Governance Committee and sent to the address noted under “Communications with the Board” in this Proxy Statement on page 17.

Recommendations received before November 8, 2016 or after December 8, 2016 (more than 150 days or less than 120 days prior to the first anniversary of the date the company’s Proxy Statement is released to stockholders for the previous year’s annual meeting of stockholders) will not be considered timely for consideration at next year’s annual meeting of stockholders. See “Stockholder Proposals for 2017 Annual Meeting” in this Proxy Statement on page 56. Properly submitted stockholder recommendations will be evaluated by the Nominating/Corporate Governance Committee using the same criteria used to evaluate other director candidates.

Board Independence

Our Board of Directors has determined that each of our current directors, except for Mr. Case, has no material relationship with us (either directly or indirectly through an immediate family member or as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of our director independence standards and NYSE director independence standards. Our Board of Directors established and employed categorical standards in determining whether a relationship is material and thus would disqualify such director from being independent. Our categorical standards of independence mirror NYSE independence requirements, except that our categorical standards additionally consider a director to be not independent if:

•       The director (or an immediate family member of the director) received more than $100,000 per year in direct compensation from the company or any of its subsidiaries, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•       The director (or an immediate family member of the director) was, within the last three years, an affiliate or named executive officer of another company which was indebted to us, or to which we were indebted, where the total amount of either company’s indebtedness to the other was five percent (5%) or more of our total consolidated assets or the total consolidated assets of such other company; and

•       The director (or an immediate family member of the director) was, within the last three years, an officer, director or trustee of a charitable organization where our (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization exceeded the greater of $1 million, or five percent (5%) of that organization’s consolidated gross revenues. For the purposes of independence, we consider an “Affiliate” any person beneficially owing in excess of ten percent (10%) of the voting power of, or a general partner or managing member of, a company.

2016 PROXY STATEMENT 15

Board of Directors and Corporate Governance

Independent Chairman of the Board

The Nominating/Corporate Governance Committee also evaluates the Board of Directors leadership structure. Since 1997, the positions of Chairman of the Board of Directors and CEO have been separate in recognition of the differences between the two roles. Mr. McKee serves as our Chairman of the Board of Directors and presides as lead Independent Director, while Mr. Case serves as our CEO. The Board of Directors believes this is the most appropriate structure at this time because it enables the independent directors to participate meaningfully in the leadership of our Board of Directors while utilizing most efficiently the leadership skills of both Mr. McKee and Mr. Case. In addition, separating the roles of Chairman and CEO allows our Chairman to serve as a liaison between the Board of Directors and executive management, while providing our CEO with the flexibility and focus needed to oversee our operations.

Board Risk Oversight

Our Board of Directors has overall responsibility for risk oversight with a focus on the more significant risks facing our company. The Board of Directors reviews and oversees our enterprise risk management (ERM) program, which is a company-wide program designed to effectively and efficiently identify and assess management’s visibility into critical company risks and to facilitate the incorporation of risk considerations into decision making. The ERM program does this by clearly defining risks facing the company and bringing together executive management to discuss these risks. This promotes visibility and constructive dialogue around risk at the executive management and Board of Director levels, and facilitates appropriate risk response strategies. Throughout the year, as part of the ERM program, management and the Board of Directors jointly discuss major risks that face our business.

In addition to the overall risk oversight that our Board of Directors provides, each of our committees exercises its own oversight related to the risks associated with the responsibilities of that committee:

•  The Audit Committee oversees our risk policies and processes relating to the financial statements and financial reporting procedures, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, internal controls, policies and procedures for monitoring and mitigating those risks;

•  The Compensation Committee monitors the risks associated with management resources and structure, including evaluating the effect the compensation structure may have on risk decisions;

•  The Nominating/Corporate Governance Committee oversees the risk related to our governance structure and processes and risks arising from related party transactions; and

•  The Technology Risk Committee monitors the risks associated with the company’s technology and information systems.

By dividing responsibilities as such, the Board of Directors believes it can more effectively identify and address risk. Throughout the year, the Board of Directors, and the committees to which it has delegated responsibility, dedicates a portion of their meetings to review and discuss specific risk topics in greater detail.

Compensation Risk Assessment

The Compensation Committee reviews our company-wide incentive programs to assess whether the incentive programs for all employees, including our named executive officers, encourage desirable behavior as it relates to our long-term growth, and reflect our risk management philosophies, policies and processes.

Named Executive Officers.  The total compensation is established after the Compensation Committee determines the appropriate performance metrics to best align the interests of management with those of our stockholders. The short-term incentive program metrics are based on financial, operational, and individual goals. The long-term incentive program metrics are primarily based on our TSR performance relative to our peers, a value creation goal, and secondarily based on financial and operational goals. In addition, as previously discussed, we have adopted a clawback policy that enables us to recover incentive compensation awards in the event of negligence or misconduct directly related to a material restatement of our financial results, or miscalculated performance metrics that, if calculated correctly, would have resulted in a lower payment.

All Other Employees.  Non-named executive officer employee compensation awards are unlikely to encourage the taking of unnecessary or excessive risks that could threaten long-term value creation. Management monitors the cash and equity incentive awards made to our employees and reviews those awards in light of the potential risks relative to the control environment, each respective employee’s responsibilities, and the general policies and procedures of our company. The Compensation Committee has sought to align the interests of our employees with that of our stockholders through grants of restricted stock awards, thereby giving employees additional incentives to protect and align with long-term value creation. Based on its evaluation, the Compensation Committee does not believe that the compensation programs give rise to any risks that are reasonably likely to have a material adverse effect on our company.

16 2016 PROXY STATEMENT

Board of Directors and Corporate Governance

Meetings and Attendance

Our Board of Directors met 17 times during 2015. All directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors while they were on our Board of Directors, and (ii) the total number of meetings of the committees of our Board of Directors on which such directors served. Although we have no policy with regard to Board of Director members’ attendance at our annual meeting of stockholders, it is customary for, and we expect, all Board of Director members to attend. All of our Board of Directors members attended our 2015 annual meeting of stockholders.

To ensure free and open discussion among the independent directors, only independent directors attend executive sessions of our Board of Directors and Committee meetings. As the non-executive Independent Chairman of our Board of Directors, Mr. McKee presided at each of the six executive sessions held during 2015.

Communications with the Board

Stockholders and other interested parties may communicate with the Chairman of our Board of Directors or with the non-employee directors, as a group, by either of the following methods:

Email: Chairman of the Board of Directors c/o Corporate Secretary mpfeiffer@realtyincome.com	Mail: Chairman of the Board of Directors c/o Corporate Secretary Realty Income Corporation 11995 El Camino Real San Diego, CA 92130

All appropriate correspondence will be promptly forwarded by the Corporate Secretary to the Chairman of our Board of Directors.

2016 PROXY STATEMENT 17

Compensation of the Company’s Directors for 2015

Compensation for the independent directors of our Board of Directors during 2015 consisted of an annual retainer and an additional retainer for acting as a chair of one of the committees of our Board of Directors as set forth below. In addition, each independent director receives an annual equity award and Board of Director and Committee meeting fees of $1,000 per meeting attended in person and $500 for telephonic attendance.

POSITION HELD	ANNUAL RETAINER
Board of Directors – Member (including Chair)	$ 15,000
Board of Directors - Chair	35,000
Audit Committee Chair	18,000
Compensation Committee Chair	15,000
Nominating/Corporate Governance Committee Chair	10,000
Technology Risk Committee Chair	10,000

Our directors received the following aggregate amounts of compensation for the year ended December 31, 2015:

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	ALL OTHER COMPENSATION(2)	TOTAL
Kathleen R. Allen, Ph.D. (3)	$ 48,000	$ 187,520	$ —	$ 235,520
John P. Case(4)	—	—	—	—
A. Larry Chapman(3)	38,000	187,520	—	225,520
Priya Cherian Huskins(3)	48,187	187,520	—	235,707
Michael D. McKee(3)	75,874	187,520	—	263,394
Gregory T. McLaughlin(3)	41,940	187,520	10,000	239,460
Ronald L. Merriman(3)	52,500	187,520	—	240,020
Stephen E. Sterrett(3)	31,500	187,520	—	219,020

(1)          On May 12, 2015, the date of our 2015 Annual Meeting of Stockholders, each non-employee director received 4,000 shares of restricted stock with a grant date fair value of $187,520, which is calculated by multiplying the 4,000 shares by the closing market price of our common stock on May 12, 2015 of $46.88, as prescribed by Accounting Standards Codification Topic 718. All of these stock grants vest according to the vesting schedule described below under “Stock Awards for Directors” and all shares, including shares of restricted stock, include dividends paid from the date of grant.

(2)          Amount represents the annual retainer of $10,000 for serving as the director of Crest Net Lease, Inc. (Crest), a wholly owned subsidiary of Realty Income.

(3)          As of December 31, 2015, the non-employee directors did not hold any stock options, but held the following number of shares of unvested restricted stock:

NAME	SHARES OF UNVESTED RESTRICTED STOCK HELD AT DECEMBER 31, 2015
Kathleen R. Allen, Ph.D.	—
Priya Cherian Huskins	7,334
Michael D. McKee	—
Gregory T. McLaughlin	7,334
Ronald L. Merriman	—
A. Larry Chapman	8,001
Stephen E. Sterrett	6,667

(4)          Mr. Case, our Chief Executive Officer and Director, did not receive any compensation for his services on our Board of Directors or as a director of Crest during 2015. His compensation is reflected as part of the “Summary Compensation Table” on page 37.

18 2016 PROXY STATEMENT

Compensation of the Company’s Directors for 2015

Stock Awards for Directors

The 2012 Incentive Award Plan provides that upon the initial election to our Board of Directors, and at each annual meeting of stockholders thereafter, if the director continues to serve as a director after the meeting, each non-employee director is automatically granted 4,000 shares of restricted stock. These awards have been approved by our stockholders. The vesting schedule for restricted shares granted to non-employee directors is as follows:

YEARS OF SERVICE	VESTING
< 6 years	33.33% increments on each of the first three anniversaries of the grant date
6 years	50% increments on each of the first two anniversaries of the grant date
7 years	100% vested on the first anniversary of the grant date
> 8 years	Immediately

Other Payments for Directors

The members of our Board of Directors are also entitled to reimbursement of their travel expenses incurred in connection with attendance at Board of Director and Committee meetings and conferences. Additionally, the members of our Board of Director are reimbursed for expenses incurred in connection with attending continuing education programs to assist them in remaining abreast of developments in corporate governance and other critical issues relating to the operation of public company boards.

Director Stock Ownership Guidelines

Our non-employee directors are subject to stock ownership guidelines. Under these guidelines, each non-employee director will be required, within five years of January 1, 2013, to hold stock valued at no less than five times the amount of the annual cash retainer paid to such director for service as a member of the Board of Directors, without reference to committee service. The current stock ownership goal for each of our non-employee directors is five times their annual cash retainers as of January 1, 2016 of $15,000, or $75,000, divided by the closing price of our common stock as of December 31, 2015 of $51.63, which equals a minimum share ownership requirement of 1,453 shares.

All vested and unvested restricted stock awards qualify towards satisfaction of the requirement. For any new director, compliance with the guidelines will be required within five years after being elected to the Board of Directors. As of December 31, 2015 each director subject to the guidelines met or exceeded the stock ownership requirements.

2016 PROXY STATEMENT 19

Executive Officers of the Company

The following table sets forth certain information as of the record date of March 15, 2016 concerning our executive officers:

NAME AND CURRENT TITLE	AGE	BUSINESS EXPERIENCE
John P. Case Chief Executive Officer	52	Mr. Case’s business experience is set forth in this Proxy Statement under “Director Nominees” on page 6.

Sumit Roy President and Chief Operating Officer	46

Mr. Roy has been our President since November 2015 and our Chief Operating Officer since October 2014. He served as Executive Vice President, Chief Investment Officer from October 2013 to November 2015. Prior to that, he served as Executive Vice President, Acquisitions from March 2013 to October 2013, after being promoted from his prior role as Senior Vice President, Acquisitions from September 2011 to February 2013. Prior to joining us in September 2011, Mr. Roy was an Executive Director, Global Real Estate, Lodging & Leisure for UBS Investment Bank in New York (UBS). Mr. Roy has also held positions as an associate at Merrill Lynch, and as a Principal at Cap Gemini Ernst & Young LLP.

Paul M. Meurer Executive Vice President, Chief Financial Officer and Treasurer	50

Mr. Meurer has been our Executive Vice President, Chief Financial Officer and Treasurer since joining us in 2001. Prior to joining us, he was a director in Merrill Lynch & Co.’s Real Estate Investment Banking Group (1992-2001), a real estate consultant with General Atlantic Partners (1991) and worked in the Real Estate Investment Banking Department at Goldman Sachs & Co. (1987-1990).

Michael R. Pfeiffer Executive Vice President, General Counsel and Secretary	55

Mr. Pfeiffer has been our Executive Vice President, General Counsel and Secretary since May 2002. He joined us in 1990 and served as Corporate Counsel until 1995, when he was named General Counsel and Secretary. Mr. Pfeiffer left us in September 2001 and served as Executive Vice President and General Counsel for Westfield Corporation, Inc., a retail shopping mall owner, until May 2002, at which time he returned to us as Executive Vice President, General Counsel and Secretary. Prior to joining us, Mr. Pfeiffer was in private practice with a law firm specializing in real estate transactional law and served as associate counsel with First American Title Insurance Company. He is a licensed attorney and member of the State Bar of California and Florida. Mr. Pfeiffer is a licensed Real Estate Broker in California and holds the real estate officer license for us.

Neil M. Abraham Executive Vice President, Chief Investment Officer	44

Mr. Abraham has been our Executive Vice President, Chief Investment Officer since November 2015. Prior to that, he was our Senior Vice President, Investments, a position he has held from April 2015 to November 2015. Prior to joining us, Mr. Abraham was a Portfolio Manager for equity and mortgage REITs at Alliance Bernstein – Global Equities in New York for (2007-2015). Prior to joining Alliance Bernstein, he held positions as Associate Principal for McKinsey & Company, and Vice President, Fixed Income Derivatives at Salomon Brothers (later Citigroup).

20 2016 PROXY STATEMENT

Executive Officers of the Company

NAME AND CURRENT TITLE	AGE	BUSINESS EXPERIENCE
Benjamin N. Fox Senior Vice President, Asset and Portfolio Management	36

Mr. Fox has been our Senior Vice President, Asset and Portfolio Management since December 2015. Prior to that, he was our Vice President, Asset Management, a position he held from November 2013 to December 2015. He joined us in 2007 and served as Acquisitions Director before being promoted to Associate Vice President in 2009, and then to Vice President of Strategic Investments in 2011. Prior to joining us, Mr. Fox worked in investment banking at JPMorgan and in Merchant banking at Cappello Capital.

Robert J. Israel Senior Vice President, Research	56

Mr. Israel has been our Senior Vice President, Research since 2006. He joined us in 1997 and served as Senior Research Director, Associate Vice President and Vice President of Research prior to being promoted to his current position. Prior to joining us, Mr. Israel was a Vice President of corporate banking for First National Bank and a Corporate Banker for City National Bank.

Dawn Nguyen Senior Vice President, Portfolio Management	53

Ms. Nguyen has been our Senior Vice President, Portfolio Management since December 2015. Prior to that, she was our Vice President, Portfolio Management, a position she held from 2007 to 2015. She joined us in 2001 as an Associate Vice President, Research before transitioning to the Portfolio Management department as a Director in 2005. Prior to joining us, Ms. Nguyen was a financial and real estate consultant for KPMG and Arthur Andersen, a commercial lending officer at Bank of America and Citigroup.

Joel W. Tomlinson Senior Vice President, Acquisitions	39

Mr. Tomlinson has been our Senior Vice President, Acquisitions since December 2015. Prior to that, he was our Vice President, Senior Director of Acquisitions, a position he held from 2011 to December 2015. He joined us in 1999 and worked in a variety of capacities, including as an Acquisitions Director and Manager in the Portfolio Management Group. Mr. Tomlinson left us in 2006 to work in the franchise finance group at Merrill Lynch Capital. Subsequent to that, Mr. Tomlinson served as Senior Acquisitions Director for Cole Real Estate Investments, a net lease financing firm, until 2010, at which time he returned to us as Associate Vice President and Director of Acquisitions.

Cary J. Wenthur Senior Vice President, Acquisitions	52

Mr. Wenthur has been our Senior Vice President, Acquisitions since December 2015. Prior to that, he was our Vice President, Acquisitions, a position he held from 2003 to December 2015. He joined us in 1997 as an Acquisitions Director. Prior to joining us, Mr. Wenthur was a Vice President and Loan Officer at a bank and an Appraiser and Loan Officer for a real estate company.

2016 PROXY STATEMENT 21

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for the following executive officers of the company (the named executive officers or NEOs):

NAME	CURRENT TITLE
John P. Case	Chief Executive Officer
Sumit Roy	President and Chief Operating Officer
Paul M. Meurer	Executive Vice President, Chief Financial Officer and Treasurer
Michael R. Pfeiffer	Executive Vice President, General Counsel and Secretary
Richard G. Collins(1)	Former Executive Vice President, Portfolio Management

(1) Mr. Collins served as Executive Vice President, Portfolio Management through December 31, 2015, at which point he departed from the company.

Executive Summary

The primary objectives of our compensation program are to:

✓           Align the interests of management with those of the stockholders;

✓           Link executive compensation to the company’s short-term and long-term performance; and

✓           Attract, motivate and retain highly qualified executive officers through competitive compensation arrangements.

We continue to adhere to best in class compensation and corporate governance practices as set forth in the following table:

WHAT WE DO:		WHAT WE DO NOT DO:
✓	DO align pay to performance by linking a substantial portion of compensation to the achievement of predefined performance metrics that drive stockholder value creation	X	Do NOT allow for uncapped award opportunities
✓	DO cap payouts for awards under our STIP and LTIP programs	X	Do NOT provide any perquisites to our named executive officers
✓	DO set meaningful and measurable performance goals at the beginning of the performance period and evaluate such performance over both an annual and multi-year period on a relative basis	X	Do NOT permit executives officers or directors to pledge or hedge our securities
✓	DO maintain stock ownership requirements for our CEO, other named executive officers and directors	X	Do NOT incentivize excessive risk taking
✓	DO perform an annual compensation risk assessment to ensure our compensation programs and policies do not encourage excessive risk taking behavior	X	Do NOT pay dividends on unearned performance shares
✓	DO allow for the Board to “clawback” incentive compensation in the event of certain financial restatements or incentive miscalculations	X	Do NOT provide our named executive officers with tax gross-ups
✓	DO employ the services of an independent compensation consultant	X	Do NOT provide supplemental or other retirement plans, other than a 401(k) plan
✓	DO grant performance-based equity, which is “at-risk” and not guaranteed	X	Do NOT grant stock options

22 2016 PROXY STATEMENT

Executive Compensation

2015 Accomplishments

Prior to reviewing the compensation program and earned amounts for our named executive officers, it is important to review and acknowledge the company’s accomplishments for the year. The company achieved solid growth and excellent operating and financial performance in 2015. Here are some key highlights:

(1)          For a calculation of Adjusted Funds from Operations (AFFO) per share, see page 47 of our Annual Report on Form 10K filed with the SEC on February 11, 2016, which also includes a GAAP reconciliation of this non-GAAP measure.

The company’s performance results are a significant contributor in determining the compensation awarded to our executives. Our compensation program is structured to effectively link compensation to the achievement of certain company performance metrics in order to create alignment with the interests of our stockholders. We believe our performance in 2015 demonstrates the effectiveness, over time, of the execution of our strategic business plan, and the alignment of our compensation program with our philosophy to reward executives for enhancing long-term stockholder value.

Favorable Say-on-Pay Vote and Stockholder Engagement

We provide our stockholders with an annual advisory “say-on-pay” vote on the compensation of named executive officers. At our 2015 Annual Meeting of Stockholders, our stockholders expressed substantial support for the compensation of named executive officers, with approximately 96% of the votes cast approving the advisory say-on-pay vote. This continued support of our compensation program as demonstrated below reflects a strong alignment with the company’s performance and long-term value creation for our stockholders.

Approval Percentage

2016 PROXY STATEMENT 23

Executive Compensation

During 2015, we continued to engage with stockholders through various means of communication including in-person meetings and conference calls. Throughout the year, our management team interacted with approximately 85% of our top 20 active stockholders.

In addition to the say-on-pay results and feedback from stockholders (as provided), the Compensation Committee considered other factors in evaluating our executive compensation programs, including but not limited to:

✓          The Compensation Committee’s assessment of the interaction of our compensation program with our financial and operational objectives;

✓              Recommendations provided by its independent consultant; and

✓              A review of peer data.

Each factor is evaluated in the context of the Compensation Committee’s responsibility to act in the company and its stockholders’ best interests. The Compensation Committee reviewed the change in control provision in the company’s agreements for restricted stock and restricted stock unit awards and revised them to be more in line with market. The revised agreements provide for “double-trigger” rather than “single-trigger” acceleration in the event of a change in control, requiring a qualifying termination prior to any acceleration of awards. Additionally, the employment agreements for certain of the named executive officers, other than the CEO, were amended to increase the cash severance payable upon a qualifying termination of employment following a change in control. Each of these changes is further outlined in the section “Potential Payments Upon Termination or Change in Control” beginning on page 41. While these changes, among others, were made to our compensation program in 2015 to better align with market practices, the changes were not in direct response to the advisory say-on-pay vote in 2015. The Compensation Committee will continue to consider the outcome of say-on-pay proposals and stockholder input when making future compensation decisions for the named executive officers.

Elements of Compensation

In structuring executive compensation, the Compensation Committee considers how each component of compensation motivates performance, promotes retention and creates long-term stockholder value. Base salaries are primarily intended to attract and retain highly qualified executives and to reward them for their continued service. Annual incentive cash payments, equity awards, and long-term performance shares are designed to (i) directly reward performance, (ii) achieve specific strategic and operating objectives, and (iii) provide incentives to create long-term stockholder value. All of our equity incentives are primarily intended to align named executive officers’ long-term interests with stockholders’ long-term interests, although we believe they also play a role in helping us reward performance and to attract and retain top executives. The following outlines the primary elements of our executive compensation program:

ELEMENT	OBJECTIVE SERVED
Base Salary	Fixed base pay rewards performance of core job duties and recognizes individual achievements, contributions and tenure.
Short-term Incentive Program

Variable cash and equity compensation motivates each executive to achieve our short-term corporate operating and financial goals, rewards for personal performance, ties the interests of executives with stockholders, and facilitates executive retention.

Long-term Incentive Program	Variable equity compensation motivates executives to achieve long-term financial goals, such as stock price appreciation on a relative basis to market.
Equity Based Incentive Awards – Restricted Shares (Time Based)	Fixed equity compensation fosters retention and aligns the named executive officers’ interest with the long-term interests of our stockholders.

24 2016 PROXY STATEMENT

Executive Compensation

Total Target Direct Compensation

The Compensation Committee worked with FPL Associates, L.P. (FPL), the Compensation Committee’s independent consultant, to determine the appropriate levels of total target direct compensation to achieve the appropriate balance between (i) cash and equity compensation, (ii) long-term and short-term compensation, (iii) performance-based and time-based equity, and (iv) fixed and variable compensation. The Compensation Committee reviewed the median and aggregate total target direct compensation within our peer group, based on market data provided in November 2014 by FPL, to assess the structure of the program and compensation levels. While the Compensation Committee sought to achieve aggregate total target direct compensation for our named executive officers at or near the estimated median of our peer group, they also gave consideration and special emphasis to individuals’ personal contributions to the organization, as well as skill sets, qualifications and experience. Other factors considered were historical pay and the recent trajectory of individual’s pay. After review and consideration, the Compensation Committee approved the following total target direct compensation and structure for 2015 compensation. Total target direct compensation is composed of (i) base salary, (ii) annual short-term incentive opportunity (two-thirds cash and one-third equity), (iii) performance shares, and (iv) an annual grant of restricted shares. In aggregate, the 2015 total target direct compensation established for the named executive officers approximated the estimated peer group median.

TOTAL TARGET DIRECT COMPENSATION
EXECUTIVE	2015
John P. Case	$5,500,000
Sumit Roy	$2,500,000
Paul M. Meurer	$2,000,000
Michael R. Pfeiffer	$1,400,000
Richard G. Collins	$1,100,000
Total	$12,500,000

Structure. For our CEO, the Compensation Committee used the following structure for determining the various elements of direct compensation payable for 2015:

Set forth below is a table that illustrates the application of the structure for 2015 compensation decisions for our CEO.

CEO ANNUAL CASH		CEO ANNUAL EQUITY			CEO TOTAL

ANNUAL SALARY	TARGET STIP CASH AWARD	TARGET STIP RESTRICTED SHARES	TARGET LTIP PERFORMANCE SHARES	ANNUAL RESTRICTED SHARES	TOTAL TARGET DIRECT COMPENSATION
$825,000	$1,925,000	$962,500	$893,750	$893,750	$5,500,000

2016 PROXY STATEMENT 25

Executive Compensation

CEO Total Target Direct Compensation

The Compensation Committee believes that a significant portion of executive compensation should be at-risk and tied to our performance in order to best align management’s interests with those of our stockholders. In 2015, approximately 69% of our CEO’s total target direct compensation consisted of compensation that is at-risk based on achievement of certain objective performance metrics.

Similar guiding principles were used for our other named executive officers, resulting in a comparable percentage of at-risk compensation.

General Note to Discussion of Pay Components

Some of the components of 2015 compensation disclosed in the following sections of this “Compensation Discussion and Analysis” section differ from the Summary Compensation Table on page 37. SEC rules require that the Summary Compensation Table include equity compensation in the year granted, while in our case, the Compensation Committee awards equity compensation after the performance year with respect to the performance year. Therefore, equity-based awards granted in January 2015 for the 2014 performance year are shown in the Summary Compensation Table as 2015 compensation. However, the equity-based awards discussed in the following sections for all named executive officers excluding Mr. Collins, will be included in the Summary Compensation Table in next year’s proxy statement.

Base Salaries

In connection with its review of fiscal 2014 performance and in consideration of the increased responsibilities that come with the continued growth of the company, the Compensation Committee decided to increase the base salaries paid to all of our named executive officers commencing on January 1, 2015. The Compensation Committee also considered the target compensation relative to peer group compensation data, historical pay and the trajectory of compensation increases when making its decision to increase 2015 salaries. The 2015 base salaries are reflected in the table below, as well as the salary increases approved for 2016. Messrs. Case and Roy each received $50,000 salary increases for 2016. Mr. Roy’s 2015 and 2016 base salary increases were attributable to his increased responsibilities upon his promotion to Chief Operating Officer at the end of 2014, and President at the end of 2015.

		SALARIES ENDING
NAMED EXECUTIVE OFFICER	PRINCIPAL POSITION IN 2015	2014	2015	2016 SALARY
John P. Case	Chief Executive Officer and President	$800,000	$825,000	$875,000
Sumit Roy	Executive Vice President, Chief Operating Officer and Chief Investment Officer	425,000	475,000	525,000
Paul M. Meurer	Executive Vice President, Chief Financial Officer and Treasurer	400,000	425,000	450,000
Michael R. Pfeiffer	Executive Vice President, General Counsel and Secretary	375,000	400,000	420,000
Richard G. Collins(1)	Executive Vice President, Portfolio Management	325,000	340,000	N/A

(1) Mr. Collins departed from the company on December 31, 2015.

26 2016 PROXY STATEMENT

Executive Compensation

Short-Term Incentive Program (STIP)

During February 2015, the Compensation Committee approved the 2015 STIP, which is structured so that the named executive officers’ annual incentive awards closely align with the company’s operating and financial performance. The components of the STIP are as follows:

Objective Performance Criteria – Weighted 70%
Individual Performance – Weighted 30%
✓ All of the compensation awarded under this program is at-risk.
✓ No compensation is awarded for below-threshold performance and maximum goals are capped at 150% of target.
✓ Awards are paid two-thirds in cash and one-third in restricted shares that vest evenly over five years, subject to continued employment.

Objective Performance Criteria—70%

The performance criteria, weightings and amounts that can be earned under our STIP, in addition to our actual performance and amounts earned for 2015 performance, are set forth in the table below.

PERFORMANCE GOALS	WEIGHTING	THRESHOLD 50%	TARGET 100%	MAXIMUM 150%	2015 ACTUAL	2015 % EARNED (2)(3)
AFFO per Share(1)	40%	$2.60	$2.65	$2.71	$2.74	150%
Fixed charge coverage ratio	20%	2.7x	3.3x	3.5x	4.0x	150%
Portfolio occupancy	10%	96.50%	98.00%	98.75%	98.41%	127%
Total Weighted Payout Prior to Individual Performance						147%

(1)          AFFO per share is defined as Funds from Operations adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance, and is consistent with the presentation of AFFO in our public SEC filings. Refer to the company’s most recently filed 10-K for a reconciliation of AFFO to net income.

(2)          The Compensation Committee used interpolation for results between threshold and maximum criteria. Performance in excess of maximum goals is capped at 150% of target payout for that measure.

(3)          With respect to Mr. Collins, the threshold, target, and maximum levels were established at 70%, 100%, and 130%, respectively. Accordingly, the weighted payout percentage used for Mr. Collins for the objective performance criteria was 128%.

The Compensation Committee believes these annual targeted operating and financial goals align with our strategy to attain long-term financial stability that will support sustained cash flows beneficial to our stockholders.

Individual Performance – 30%

As a component of the STIP, individual performance is used by the Compensation Committee to award for individual goals achieved. The Compensation Committee used the following process to establish individual performance goals and assess individual performance at the end of the performance year.

✓              At the beginning of 2015, our CEO and each of the other named executive officers formulated individual performance objectives for the year under the general categories of strategy, leadership, and operations.

✓              The individual performance objectives were reviewed and approved by the Compensation Committee.

✓              At the end of 2015, the CEO evaluated each named executive officer’s performance, other than his own, and recommended to the Compensation Committee the percentages that should be earned under this individual performance component.

✓              The Compensation Committee engaged in a discussion with the CEO regarding his recommendations and his assessments and made the final determination regarding this metric.

✓              The Compensation Committee engaged in a review of the CEO’s performance as it relates to the company’s performance, as well as the state of our industry and market competitive practices, in determining the percentage that the CEO earned under this individual performance component.

2016 PROXY STATEMENT 27

Executive Compensation

The Compensation Committee adopted the recommendations provided by the CEO for the individual performance percentages for the named executive officers other than himself. The percentages earned under the individual performance metric and the material factors considered are set forth below.

John P. Case—150%

Mr. Case successfully executed our business plan, leading the company to strong financial and operating results. Under his leadership, AFFO per share increased 6.6% which allowed us to increase our dividend paid per common share by 3.6% in 2015. These results contributed to a TSR of 13.0% in 2015, which surpassed our peer group mean, the MSCI US REIT Index, the NAREIT Freestanding Index, and the S&P 500 Index. Additionally, he effectively led the senior management team in the achievement of their objectives. Throughout the year, Mr. Case actively engaged with stockholders and other constituencies to communicate our results and strategic vision. He continues to ensure the appropriate resources and structure are in place to effectively position the company for its continued growth. The Compensation Committee determined that his performance exceeded his objectives.

Sumit Roy—150%

Mr. Roy executed our successful investment strategy during the year while ensuring operational efficiencies throughout the organization. In 2015, we invested $1.26 billion in high-quality real estate properties at attractive yields, which made 2015 our third most active year for acquisitions in the company’s history. We achieved this level of acquisitions while remaining selective and disciplined with our investment strategy, acquiring just 4% of the $32 billion of acquisition opportunities sourced. Recognizing Mr. Roy’s contributions, he was promoted to President and effectively transitioned his role as Chief Investment Officer to his successor. The Compensation Committee determined that his performance exceeded his objectives.

Paul M. Meurer—100%

Mr. Meurer was instrumental in accessing the capital markets in 2015, raising approximately $1.2 billion in equity capital at attractive pricing to fund our acquisitions activity. Our balance sheet was well-positioned as we entered 2016 with the lowest leverage levels in over ten years, as measured by debt to total market capitalization. He helped lead the company’s efforts to successfully recast the company’s credit facility, realizing improvements in size, covenants and costs, and established an at-the-market equity distribution program as an additional source of funding for the company. The Compensation Committee determined that his performance was in alignment with his objectives.

Michael R. Pfeiffer—100%

Mr. Pfeiffer successfully provided oversight and legal expertise for the approximate $1.26 billion of acquisitions closed during the year, the $1.2 billion of equity capital raised, and the recast and expansion of the company’s credit facility. He also continued to enhance the company’s risk management expertise and streamline the internal legal processes with a focus on cost savings. The Compensation Committee determined that his performance was in alignment with his objectives.

Richard G. Collins—130%

Mr. Collins oversaw our existing portfolio which continued to perform well during the year. He helped lead our efforts in achieving high occupancy and re-leasing rates while managing our most active year ever for lease expiration activity. We ended the year with high portfolio occupancy at 98.4%, one of the highest levels in the company’s recent history. The Compensation Committee determined that his performance exceeded his objectives.

28 2016 PROXY STATEMENT

Executive Compensation

The incentive opportunities and the total actual incentive award earned by each named executive officer for 2015 under the STIP are set forth in the table below. Our CEO’s 2015 target incentive opportunity was established based on the total target director compensation structure outlined on page 25. For our other named executive officers, the target incentive opportunities were intended to be between 34% and 51% of each individual’s 2015 total direct compensation level. Two-thirds of the earned incentive award was paid in cash in January 2016, while the remaining one-third was awarded in restricted shares that vest evenly over five years commencing on January 1 of the year following the grant, except for Mr. Collins’ award that was fully vested at grant. The restricted shares for all NEOs, excluding Mr. Collins, were granted effective as of January 14, 2016, based on the dollar value of the earned incentive award allocated to restricted shares and our closing stock price of $52.25 on January 14, 2016. Mr. Collins’ restricted shares were granted as of December 31, 2015 based on the dollar value of the earned incentive award allocated to restricted shares and our closing stock price of $51.63 on December 31, 2015.

2015 Incentive Opportunities and Earned Incentive Compensation under the STIP

	INCENTIVE OPPORTUNITY	EARNED INCENTIVE COMPENSATION
NAMED EXECUTIVE OFFICER	TARGET ANNUAL INCENTIVE(1)	PERCENTAGE OF TARGET EARNED	ACTUAL 2015 INCENTIVE EARNED	CASH PAYMENT (67% TOTAL EARNED)	RESTRICTED SHARES (33% TOTAL EARNED)
John P. Case	$2,887,500	148%	$4,263,875	$2,842,583	27,201
Sumit Roy	1,271,593	148%	1,877,719	1,251,813	11,979
Paul M. Meurer	962,500	133%	1,276,917	851,278	8,146
Michael R. Pfeiffer(2)	520,000	133%	689,867	459,911	4,401
Richard G. Collins	370,000	129%	476,486	317,657	3,076

(1)     The maximum annual incentive is equal to 150% of target, and threshold annual incentive is equal to 50% of target except for Mr. Collins, whose maximum is equal to 130% of target, and threshold is equal to 70% of target. No compensation is awarded for below-threshold performance.

(2)     Given that Mr. Pfeiffer is retirement eligible prior to the final vesting date of shares granted, he was granted restricted share units (RSUs) instead of restricted shares in order to preserve the deferral of his income taxation until the issuance of the shares to him upon vesting.

Long-Term Incentive Program (LTIP)

During February 2015, the Compensation Committee approved the grant of 2015-2017 performance shares to each named executive officer. The following is a summary of the key metrics criteria and terms:

TSR relative performance – Weighted 70% Debt-to-EBITDA Ratio – Weighted 10% Dividend per share Growth Rate – Weighted 20%
✓ Long-term performance shares were awarded in February 2015 and will be earned based on our performance over the three-year period from January 2015 to December 2017.
✓ No compensation is awarded for below-threshold performance and maximum goals are capped at 150% of target.

✓              50% of the performance shares earned based on the achievement of the performance goals during the 2015-2017 performance period will vest on January 1, 2018, and the remaining 50% will vest on January 1, 2019, subject to continued service with the company. Performance shares not earned as a result of the failure to achieve the applicable performance goals will be forfeited.

✓              The performance shares provide for a cash payment equal to the aggregate cash dividends that would have been paid on the total number of performance shares earned, if any, as if the shares had been outstanding from January 1, 2015 through the date on which the shares are issued.

2016 PROXY STATEMENT 29

Executive Compensation

Specifically, the performance measures and weightings for the 2015-2017 performance shares are based on the following objective performance measures, each of which are measured over the three-year performance period.

PERFORMANCE GOALS	WEIGHTING	THRESHOLD 50%(1)	TARGET 100%	MAXIMUM 150%(1)
TSR position within MSCI US REIT Index(2)	50%	35th Percentile	55th Percentile	75th Percentile (or greater)
TSR less TSR of the NAREIT Freestanding Index(2)	20%	-150 bps	+75 bps	+300 bps (or greater)
Debt-to-EBITDA Ratio	10%	6.3x	6.0x	5.5x (or less)
Dividend per share Growth Rate	20%	2.0%	6.0%	10.0%

(1)  The maximum amount of performance shares earned is equal to 150% of target, and threshold annual incentive is equal to 50% of target, with linear interpolation between threshold and maximum. No shares are earned for below-threshold performance.

(2)  TSR is calculated by comparing the trailing 20-trade-day average stock price at the end of the performance period, assuming contemporaneous reinvestment of dividends, to the closing stock price on December 31, 2014.

We are a member of the MSCI US REIT Index, which is a broad REIT index, and the NAREIT Freestanding Index, which is a net lease focused REIT index. Both indices are widely used to measure performance between REITs within and across the sub sectors. There are many ways to compare our performance to each of these indices. The Compensation Committee analyzed the various methods and determined that comparisons on a percentile basis and based on a spread, were both widely used in the marketplace and appropriate for evaluating our performance during the 2015-2017 performance period.

The long-term performance shares granted in February 2015 are as follows:

NAMED EXECUTIVE OFFICER	PERFORMANCE SHARE TARGET DOLLAR VALUE	PERFORMANCE SHARES GRANTED AT TARGET(1)
John P. Case	$893,750	19,230
Sumit Roy	565,055	12,158
Paul M. Meurer	459,375	9,884
Michael R. Pfeiffer	360,000	7,746
Richard G. Collins	292,500	6,293

(1)  The number of performance shares granted at target value, reflect the grant date fair value of $48.63 per share, using a multifactor Monte Carlo simulation model for the market conditions associated with the TSR performance goals, valued at $30.72 per share, plus $17.91 per share for the two performance conditions of debt-to-EBITDA ratio and dividend growth rate.

Time-Based Restricted Shares

The Compensation Committee grants restricted share awards on an annual basis, which are designed to: (i) increase the named executive officers’ common stock ownership, (ii) motivate our named executive officers to improve long-term common stock price performance, (iii) align the named executive officers’ interests with the interests of stockholders, and (iv) operate as a retention mechanism for key members of management.

In connection with the determination of the 2015 compensation program, the Compensation Committee proposed initial 2015 annual restricted share award values to be granted in January 2016. The proposed annual award values for all NEOs, excluding Mr. Collins, were reviewed and approved on January 14, 2016 and vest evenly over five years commencing on January 1 of the year following the grant. Mr. Collins’ award was granted on December 31, 2015 and became fully vested at grant.

30 2016 PROXY STATEMENT

Executive Compensation

The time-based restricted shares granted are as follows:

NAMED EXECUTIVE OFFICER	RESTRICTED SHARE DOLLAR VALUE	ANNUAL RESTRICTED SHARES GRANTED(1)
John P. Case	$893,750	17,106
Sumit Roy	188,352	3,604
Paul M. Meurer	153,125	2,930
Michael R. Pfeiffer	120,000	2,296
Richard G. Collins	97,500	1,888

(1)     Annual restricted shares reflect the actual number of shares that were granted by the Compensation Committee on January 14, 2016 for Mr. Case, Mr. Roy, Mr. Meurer and Mr. Pfeiffer, and December 31, 2015 for Mr. Collins. The number of annual restricted shares was calculated by dividing the dollar value authorized by the Compensation Committee by the close price of our common stock on the date of grant, January 14, 2016, of $52.25, or December 31, 2015 of $51.63 and rounded down to the nearest whole number.

Promotional Grant for Mr. Roy

In connection with Mr. Roy’s promotion to President effective November 30, 2015, the Compensation Committee awarded Mr. Roy with an additional one-time, time-based restricted share award valued at $1,000,000 or 19,139 shares, which was granted on January 14, 2016. The award vests evenly over five years commencing on January 1 of the year following the grant. This amount was determined by the Compensation Committee as compensation for the additional duties and responsibilities that he assumed with the role of President while continuing in his role as the Chief Operating Officer.

Outstanding 2013 Performance Award Granted in Connection with Promotion of our CEO

In connection with Mr. Case’s promotion to Chief Executive Officer in September 2013, the Compensation Committee determined that it was appropriate and in our stockholders’ best interests to include, as part of his promotional equity compensation, a one-time equity grant which vests subject to the meeting of seven annual performance metrics including; (i) AFFO per share growth, (ii) dividend per share growth, (iii) interest coverage ratio, (iv) fixed charge coverage ratio, (v) debt-to-EBITDA, (vi) portfolio occupancy rate and (vii) acquisitions. The Compensation Committee believes that this grant promoted retention amidst a very competitive environment amongst REITs, further aligned Mr. Case’s interests with those of our stockholders, and continually motivates him to focus on a variety of key performance metrics.

In September 2013, Mr. Case was granted 51,454 shares of restricted common stock (the 2013 Performance Award) that were scheduled to vest on December 31 of 2013, 2014, 2015 and 2016 based on seven annual performance metrics, with a maximum of 12,864 shares that can vest at each date. The vesting of these shares is based on our performance results relative to certain performance metrics, with a range of zero shares vesting for a “poor” rating to 3,676 shares vesting for an “outstanding” rating per metric. If we achieve at or below the “poor” threshold with respect to a performance metric, then none of the shares subject to that performance metric’s tranche would vest.  If we achieve “average,” “good,” “excellent” or “outstanding” rating for the applicable calendar year with respect to an applicable performance metric, then 75%, 125%, 150% or 200%, respectively, of a targeted 1,838 shares for each performance metric’s tranche would vest.  However, in no event will more than an aggregate of 12,864 shares vest with respect to any calendar year, and no more than 51,454 shares will vest, in the aggregate, pursuant to the 2013 Performance Award.

During 2015, based on our strong operating and financial performance under these metrics, each of the metrics were achieved at the outstanding level and 12,864 shares of the 2013 Performance Award vested on December 31, 2015, representing the maximum number that may vest per year. As a result of similar strong performance under these metrics during 2013 and 2014, 12,864 shares of the 2013 Performance Award also vested on December 31, 2013 and December 31, 2014.

Restricted Shares Granted in January 2015 for 2014 Performance

Our restricted share awards are typically granted after fiscal year-end in recognition of the company’s prior year performance under the performance metrics for that year, as well as each named executive officer’s individual performance for the prior fiscal year. For a discussion of restricted share awards that were granted in January 2015 under our 2014 STIP and restricted share awards granted in January 2015, which were intended to be compensation for 2014, see pages 28 to 31 of the company’s 2015 Proxy Statement filed with the SEC on March 27, 2015.

2016 PROXY STATEMENT 31

Executive Compensation

Restricted Share Vesting

Historically, our restricted shares vested 20% per year for employees less than 55 years of age, with increased vesting over shorter periods for persons between 55 and 60 years of age, and immediate vesting for persons 60 years of age or older. Commencing with the awards granted in 2015, restricted shares granted vest 20% per year on January 1, but are subject to accelerated vesting in the event of retirement, which is defined as persons of at least 60 years of age who have provided at least ten years of service to the company. The Compensation Committee believes that this vesting approach is (i) consistent with market practices, (ii) easier to administer, and (iii) preserves the benefit of acceleration, which occurs only upon actual retirement.

Given that Mr. Pfeiffer is eligible for retirement prior to the end of the vesting period, he was granted restricted share units (RSUs) in January 2016 instead of restricted shares in order to preserve the deferral of his income taxation until the issuance of the shares upon vesting. The RSUs have dividend equivalents that pay out concurrently on the payment date of the dividend, regardless of the vested status of the RSUs. This provides the RSUs with the same economic rights as shares of restricted stock, which are entitled to cash dividends on the dividend payment date.

Changes to 2016 Incentive Programs

In December 2015, the Compensation Committee adopted the 2016 STIP with the same performance goal categories and weightings used in the 2015 program. Below is the 2016 target incentive opportunity established by the Compensation Committee in January 2016:

NAMED EXECUTIVE OFFICER	2016 TARGET STIP ANNUAL INCENTIVE
John P. Case	$3,375,000
Sumit Roy	$1,593,412
Paul M. Meurer	$1,005,000
Michael R. Pfeiffer	$570,000
Neil M. Abraham(1)	$497,501

(1)     We anticipate Mr. Abraham, Executive Vice President, Chief Investment Officer, will be deemed a named executive officer for the 2017 proxy.

Additionally, the Compensation Committee adopted the 2016 LTIP and granted performance shares in January 2016 based on the same performance goals, criteria and weightings used in the 2015 LTIP measured over the performance period from January 1, 2016 through December 31, 2018.

Severance and Change in Control Arrangements

Each of the named executive officers has the right to receive severance compensation upon the occurrence of certain events as specified in their employment agreements. In addition, our award agreements provide certain rights in connection with a change of control and certain termination of employments. Below is a list of the scenarios under which the named executive officers have rights to receive severance compensation.

✓           Qualifying Termination

✓           Change in Control Termination

✓           Death

✓           Disability

✓           For our CEO, a non-renewal of his employment agreement

32 2016 PROXY STATEMENT

Executive Compensation

Further detail surrounding the payments and benefits upon the occurrence of each scenario can be found in the section titled “Potential Payments Upon Termination or Change in Control” on page 41. During December 2015, our Compensation Committee amended the award agreements, removing rights to accelerated vesting of outstanding restricted stock awards in the event of a change in control without a qualifying termination. In conjunction with the amended award agreements, the employment agreements for certain NEOs, other than the CEO, were amended to increase the cash severance payable to each executive upon a qualifying termination of employment following a change in control. These amendments better align our severance and change in control benefits with market practices and the Compensation Committee believes these benefits are reasonable. The payments and benefit levels under the employment agreements did not influence and were not influenced by other elements of compensation.  The agreements were designed to help (i) attract and retain key employees, (ii) preserve key employee’s morale and productivity, (iii) align with best-practices and (iv) promote continuity of management in the event of an actual or threatened change in control. These change in control benefits allow executives to assess takeover bids objectively without regard to the potential impact on their individual job security.

Mr. Collins’ employment terminated effective as of December 31, 2015. Mr. Collins’ termination was without cause and was deemed to qualify for severance benefits under the Qualified Termination provisions of his employment agreement. Refer to “Termination and Change in Control Scenario Table” on page 45 for the severance and other benefits that became payable to Mr. Collins.

Other Benefits and Policies

We provide medical and other benefits to our named executive officers that are similar to those benefits offered to all of our full-time employees, including a 401(k) plan with a matching contribution by the company and coverage under a health and disability insurance program.

Executive Stock Ownership Requirements

Effective January 1, 2013, the Board of Directors implemented stock ownership requirements for the company’s CEO and the other named executive officers to closely align the interests of these individuals with the interests of our stockholders. The minimum share requirement is five times base salary for our CEO, four times base salary for our President, and three times base salary for the other named executive officers using their salary on January 1, 2013 or the date they became subject to the guidelines. Each executive has five years from the later of the date of adoption or date of appointment to an executive-level position to achieve the requirement.

All vested and unvested restricted share awards qualify towards satisfaction of the requirement. Performance shares do not qualify towards the requirement. Compliance is evaluated on an annual basis, as of December 31 of each year. The following table sets forth the requirements for each of our named executive officers:

NAMED EXECUTIVE OFFICER	GUIDELINE	MINIMUM STOCK OWNERSHIP REQUIREMENT(1)
John P. Case	5x base salary	87,565
Sumit Roy	4x base salary	39,726
Paul M. Meurer	3x base salary	26,448
Michael R. Pfeiffer	3x base salary	26,448
Richard G. Collins	3x base salary	22,670

(1)          The requirement for each person was determined first in dollars as a multiple of the executive’s annual base salary as of the date they become subject to this requirement, and then by converting such amount to a fixed number of shares based on the company’s average closing common stock price for the 60 trading days prior to such date. An executive’s stock ownership requirement will only be re-established upon a change to a different executive position.

As of December 31, 2015, all of our named executive officers satisfied their ownership requirements.

2016 PROXY STATEMENT 33

Executive Compensation

Compensation Process

Compensation Consultant

In 2015, the Compensation Committee retained FPL, a nationally-known independent executive compensation and benefits consulting firm specializing in real estate companies, to provide general executive compensation consulting services. In addition, the consultant performs special executive compensation projects and consulting services, as directed by the Compensation Committee. The consulting services provided by FPL include:

✓              Evaluating the current compensation program design and guidelines for the named executive officers and assisting in structuring a compensation program that meets the objectives outlined by the Compensation Committee;

✓              Providing peer information to assist the Compensation Committee in selecting the appropriate peer group;

✓              Benchmarking the compensation for the named executive officers against the appropriate peer group;

✓              Identifying the appropriate mix between compensation components, including base salary, annual incentives, short-term and long-term incentive compensation to ensure proper incentive alignment;

✓              Discussing market-based incentive programs, including performance metrics and target, within the peer group companies, and providing guidance and recommendations for modifications to program elements to ensure competitiveness;

✓              Reviewing an overview of industry trends as it relates to human capital across the entire real estate industry; and

✓              Providing their views on the revised change in control provisions.

FPL reports to the Compensation Committee and works with management as directed by the Compensation Committee. The Compensation Committee retains the right to terminate or replace the consultant at any time. Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to engage such consultants and other advisors as it deems necessary.

Through a review and consultation with FPL, the Compensation Committee assessed the independence of FPL in light of, among other factors, the independence factors established by the NYSE. As a result of this assessment, the Compensation Committee has determined that FPL’s work raised no conflict of interest currently or during the year ended December 31, 2015. Additionally, during 2015, advisory services were obtained from Latham & Watkins LLP. Through a review of the services to be performed and consultation with this law firm, the Compensation Committee assessed the independence of this firm in light of, among other factors, the independence factors established by the NYSE. As a result of this assessment, the Compensation Committee determined to continue to directly or indirectly receive advice from this firm as their work raised no conflict of interest.

Peer Group Data

The Compensation Committee uses comparison data from various companies it considers peers as a guide in its review and determination of base salaries, cash payments, equity awards, and long-term performance awards. Throughout 2015, the Compensation Committee reviewed peer group data to assist in its determination of total target direct compensation (on an aggregate and individual basis), as well as the appropriate mix of equity vs. cash, long-term vs. short-term, and performance-based vs. time-based awards to be paid or granted for 2015 performance. The Compensation Committee evaluates whether the compensation elements and levels that are provided to our named executive officers are generally appropriate relative to the compensation elements and levels provided to their counterparts at our peer companies, in light of our performance relative to our peers and in light of each named executive officer’s contribution to our performance. This approach allows us to respond to competitive dynamics in the market and provides us with the flexibility needed to maintain and enhance our named executive officers’ engagement, focus, and motivation for the future.

34 2016 PROXY STATEMENT

Executive Compensation

2015 Peer Group for 2015 Compensation Decisions

The Compensation Committee, with the help of FPL, periodically reviews the composition of our peer group and the criteria and data used in compiling our peer group to ensure that their sizes and operations remain comparable to ours. In February 2015, the Compensation Committee reviewed data provided by FPL regarding the appropriate companies to include in the peer group. The peer group recommended by FPL and used by the Compensation Committee for 2015 compensation decisions is consistent with the group used for 2014 compensation decisions, with the addition of one company, Spirit Realty Capital, Inc., which was added to the peer group used for 2015 compensation decisions to broaden the representation of net lease companies within the peer group. Our peer group consists of the following 17 public real estate companies:

2015 Peer Group
Aimco	Kimco Realty Corporation
Avalon Bay Communities, Inc.	National Retail Properties, Inc.
CBL & Associates Properties, Inc.	SL Green Realty Corp.
DDR Corp.	Spirit Realty Capital, Inc.
Digital Realty Trust, Inc.	The Macerich Company
Duke Realty Corporation	UDR, Inc.
Federal Realty Investment Trust	W.P. Carey, Inc.
HCP, Inc.	Welltower, Inc.
Host Hotels & Resorts, Inc.

The companies in our 2015 Peer Group focus on a variety of asset classes, including those having a net lease component to the extent available, and those that are similar in size to us in terms of equity market capitalization and total market capitalization (common and preferred stock, partnership units convertible into stock and long-term debt). The companies were selected so that our equity and total market capitalization remained relatively close to the median of the peer group:

2015 Peer Group Comparison(1)

(in billions)

(1)     As of February 2, 2015, the 2015 Peer Group had total market capitalization ranging from approximately $8.0 billion to $38.1 billion, placing us in the 65th percentile of our peer group. In terms of equity market capitalization, we were in the 65th percentile of our peer group.

Updates to Peer Group

The Compensation Committee reviews our peer group and makes updates from time to time. Subsequent to 2015 and consistent with our standard practices, the Compensation Committee, with the help of FPL, reviewed the composition of our 2015 Peer Group to ensure that their sizes and operations remained comparable to ours for 2016. Given our company’s substantial growth in size and addition to the S&P 500 index during 2015, the Compensation Committee determined that substitutions were warranted to ensure, among other factors, that our equity and total market capitalization remained relatively close to the median of the peer group for 2016. The Compensation Committee met in January 2016 to review the peer group and decided to make the following modifications to the 2015 Peer Group, as recommended by FPL:

+                                     Add: Equinix Inc., Essex Property Trust Inc., and VEREIT Inc.

–                                       Remove: Aimco, CBL & Associates Properties Inc., and Duke Realty Corporation

2016 PROXY STATEMENT 35

Equinix Inc. and Essex Property Trust, Inc. were added to incorporate additional S&P 500 REITs based in California, and are slightly larger in size in terms of both equity and total market capitalization. VEREIT Inc. was added to continue to increase the representation of net lease companies in the peer group. Aimco, CBL & Associates Properties Inc., and Duke Realty Corporation were removed as they were generally the least comparable in terms of size (exclusive of our net lease peers) at the time of consideration. These substitutions resulted in a zero net change to the number of peers and positions us at the 58th percentile in terms of total market capitalization, and at the 66th percentile in terms of equity market capitalization relative to this updated peer group.

The Compensation Committee evaluates our peer group periodically and may make adjustments to this peer group to reflect changes in the size or operations of the company or our peers.

Management Involvement

In setting compensation for named executive officers, the Compensation Committee solicits appropriate input from the CEO concerning each of the other named executive officers other than himself. In addition, from time to time, the Compensation Committee will direct management to work with the Compensation Committee’s consultant in providing proposals, program design, and compensation recommendations. Each year, the CEO provides the Compensation Committee with a report of the company’s operating and financial results for the past fiscal year relative to the company’s performance metrics. He also discusses his personal assessment of individual performance of each of the other named executive officers. In addition, at the request of the Compensation Committee, the CEO makes recommendations regarding salary and incentive compensation awards for each named executive officer other than himself. The Compensation Committee considers these recommendations and other factors as discussed above in making the final determinations.

Tax Considerations

Section 162(m) of the Code limits the deductibility of compensation paid to our CEO, and our three other most highly compensated named executive officers, other than the Chief Financial Officer. To qualify for deductibility under Section 162(m), compensation (including base salary, cash bonus, compensation attributable to vesting of stock grants and nonqualified benefits) in excess of $1,000,000 per year, paid to each of these named executive officers, generally must be “performance-based” compensation as determined under Section 162(m). While the Compensation Committee considers whether to structure compensation so that it satisfies the “performance-based” compensation requirements under Section 162(m), the Compensation Committee balances the costs and burdens involved in doing so against the value to us, and our stockholders, of the potential tax benefits. The tax deductibility of our compensation is just one of a multitude of factors that the Compensation Committee considers when making its compensation decisions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors of Realty Income Corporation, a Maryland corporation, or Realty Income, that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2016 Annual Meeting of stockholders and in Realty Income’s 2015 Annual Report on Form 10-K.

Submitted on March 21, 2016 by the members of the Compensation Committee of Realty Income’s Board of Directors.

Priya Cherian Huskins, Chair

Michael D. McKee

Gregory T. McLaughlin

Stephen E. Sterrett

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates the same by reference.

36 2016 PROXY STATEMENT

Compensation Tables

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (collectively, the named executive officers), for the fiscal years ended December 31, 2015, 2014 and 2013. In general, bonus and non-equity incentive plan compensation align with the performance year noted; however, stock awards are included in the year of grant which may not align with the performance year to which they relate.

NAME AND PRINCIPAL POSITION IN 2015	YEAR	SALARY(1)	BONUS(2)	STOCK AWARDS(3)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5)	ALL OTHER COMPENSATION(6)	TOTAL
John P. Case	2015	$825,000	$ —	$3,073,391	$2,842,583	$ 9,468	$6,750,442

Chief Executive Officer and President	2014	800,000	—	3,390,980	2,564,125	9,318	6,764,423
	2013	527,361	1,500,000	7,069,130	—	33,640	9,130,131

Sumit Roy(7)	2015	475,000	—	1,665,108	1,251,813	8,940	3,400,861

Executive Vice President, Chief Operating Officer and Chief Investment Officer	2014	406,250	—	1,312,061	807,413	8,790	2,534,514
	2013	326,042	650,000	789,314	—	8,310	1,773,666

Paul M. Meurer	2015	425,000	—	976,184	851,278	9,468	2,261,930

Executive Vice President, Chief Financial Officer and Treasurer	2014	400,000	—	1,287,026	711,200	8,790	2,407,016
	2013	350,000	650,000	711,000	—	8,640	1,719,640

Michael R. Pfeiffer	2015	400,000	—	752,477	459,911	10,788	1,623,176

Executive Vice President, General Counsel and Secretary	2014	375,000	—	1,080,471	507,875	9,318	1,972,664
	2013	350,000	425,000	918,186	—	9,168	1,702,354

Richard G. Collins(8)	2015	340,000	—	858,511	317,657	752,780	2,268,948

Executive Vice President, Portfolio Management	2014	325,000	—	917,231	389,172	16,182	1,647,585

(1)	The amounts shown include amounts earned, but a portion of which may be deferred, at the election of the officer under our 401(k) retirement plan.

(2)

The bonuses for the performance year shown were paid in January of the following year. Cash bonuses paid in January 2016 for performance during 2015 and paid in January 2015 for performance during 2014 are presented under the column labeled “Non-Equity Incentive Plan Compensation” because they were awarded in accordance with an incentive plan.

(3)

For 2015, the amounts shown represent the grant date fair value of restricted stock grants on January 15, 2015 based on 2014 performance, grant date fair value of restricted stock grants on December 31, 2015 to Mr. Collins based on 2015 performance, and performance shares granted on February 9, 2015, calculated in accordance with Accounting Standards Codification (ASC) Topic 718. Fair value of restricted stock grants is calculated by multiplying the applicable shares by the closing market price of our common stock on the date of grant. Fair value for performance shares was estimated in accordance with ASC Topic 718 on the date of grant at $48.63 per share, using a multifactor Monte Carlo simulation model, based on two market conditions associated with TSR performance goals, valued at $30.72 per share, plus $17.91 per share for the two performance conditions of debt-to-EBITDA ratio and dividend growth rate. This column excludes the value of $4.11 determined for the Dividend Equivalent Rights (DERs), associated with the market conditions. Additionally, Mr. Roy’s 2015 amount includes 411 additional 2014-2016 performance shares and 9,576 restricted stock awards that were granted on January 15, 2015 to compensate him for his promotion to Chief Operating Officer. Fair value for these performance shares was estimated in accordance with ASC Topic 718 on the date of grant at $59.45 per share, using a multifactor Monte Carlo simulation model, based on the market conditions associated with the TSR performance goals, valued at $43.80 per share, plus $15.65 per share for the performance condition of debt-to-EBITDA ratio, and excludes $4.07 per share fair value for the DERs associated with the market conditions. The maximum grant date fair values of the performance shares, assuming maximum performance of all conditions and employing the $48.63 per share valuation for the February 9, 2015 grant and $59.45 per share valuation for the January 15, 2015 grant, are as follows:

NAMED EXECUTIVE OFFICER	GRANT DATE FAIR VALUE	MAXIMUM VALUE
John P. Case	$935,078	$1,328,831
Sumit Roy	615,634	873,582
Paul M. Meurer	480,607	683,001
Michael R. Pfeiffer	376,670	535,268
Richard G. Collins	305,994	434,856

2016 PROXY STATEMENT 37

Compensation Tables

(4)

The stock awards shown reflect the grants of restricted stock during each of the fiscal years presented. Because we believe that the information is relevant to our investors, we have chosen to present supplemental disclosure regarding the grant of restricted stock on January 14, 2016, which represents the restricted share awards earned by each of the named executive officers, based on 2015 performance. See footnote 3 to the “Grants of Plan-Based Awards Table.”

(5)

This column represents the cash incentive award earned in the year indicated pursuant to our STIP, which are paid in January of the following year. The amounts earned under the STIP are paid two-thirds in cash and one-third in shares of restricted stock, which are issued in January of the following year. See “Compensation Discussion and Analysis—Short-Term Incentive Program” on page 27 for more information.

(6)	The following table sets forth matching contributions by us to the named executive officer’s 401(k) savings account and the cost of term life paid by us in 2015.

NAMED EXECUTIVE OFFICER	401(k) MATCHING CONTRIBUTIONS	GROUP TERM LIFE INSURANCE PAYMENTS	OTHER(a)
John P. Case	$7,950	$1,518	—
Sumit Roy	7,950	990	—
Paul M. Meurer	7,950	1,518	—
Michael R. Pfeiffer	7,950	2,838	—
Richard G. Collins	7,950	5,182	$739,648

(a)    Other includes Mr. Collins’ one-time severance payment of $683,943, dividends on vested performance shares of $40,500, and $15,205 for estimated continued health and welfare benefits for twelve months.

(7)	Mr. Roy was promoted to President effective November 30, 2015.

(8)	Mr. Collins was added to the list of named executive officers during 2014, accordingly, we are only presenting compensation for 2014 and 2015. Mr. Collins departed the company on December 31, 2015.

Narrative to Summary Compensation Table

Each of our named executive officers is party to an employment agreement, which, in material part, establishes a minimum salary and provides for certain severance benefits, as described under “Potential Payments upon Termination or Change in Control” below. The employment agreements for each of our named executive officers, other than Mr. Case, continue until terminated by either party. The minimum salaries of our named executive officers are equal to their current salaries.

In connection with Mr. Case’s appointment to CEO, the company and Mr. Case entered into an Amended and Restated Employment Agreement (the Agreement), effective September 3, 2013 through December 31, 2016, unless terminated earlier. The term of the Agreement is subject to an automatic two-year renewal term unless either the company or Mr. Case gives written notice of termination by no later than June 30, 2016. Under the Agreement, Mr. Case will serve as CEO, and will report to the Board of Directors. The Agreement provides for a minimum annual base salary of $800,000 in each calendar year starting in 2014, subject to increase at the discretion of the Compensation Committee. The Agreement also provides Mr. Case the opportunity to earn an annual discretionary cash performance bonus targeted at no less than 200% of Mr. Case’s base salary.

38 2016 PROXY STATEMENT

Compensation Tables

Grants of Plan-Based Awards Table

The following table sets forth summary information concerning all grants of plan-based awards made to the named executive officers during 2015. These awards consist of cash bonus amounts pursuant to the 2015 STIP, restricted stock awards pursuant to the 2014 STIP, time-based restricted stock awards pursuant to the 2014 compensation program, and performance shares granted pursuant to the 2015 LTIP. For Mr. Collins, this also includes restricted stock awards pursuant to the 2015 STIP. Additionally, we have provided supplemental information in footnote 3 with respect to stock awards pursuant to the 2015 STIP granted in January 2016, and other restricted stock awards granted in January 2016 in respect of 2015 compensation.

	GRANT	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NEO	DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	STOCK OR UNITS(3)	AWARDS(4)(5)
John P. Case	1/15/15	—	—	—	8,739	17,477	26,216	16,400	$2,138,313
	2/9/15	—	—	—	962	19,230	28,845	—	935,078
		$962,500	$1,925,000	$2,887,500	—	—	—	—	—

Sumit Roy	1/15/15	—	—	—	2,723	5,445	8,168	12,369	1,049,474
	1/15/15	—	—	—	41	411	617	—	24,433
	2/9/15	—	—	—	608	12,158	18,237	—	591,201
		423,864	847,729	1,271,593	—	—	—	—	—

Paul M. Meurer	1/15/15	—	—	—	2,681	5,363	8,044	2,681	495,577
	2/9/15	—	—	—	494	9,884	14,826	—	480,607
		320,833	641,667	962,500	—	—	—	—	—

Michael R. Pfeiffer	1/15/15	—	—	—	2,035	4,070	6,105	2,334	375,807
	2/9/15	—	—	—	388	7,746	11,619	—	376,670
		173,333	346,667	520,000	—	—	—	—	—

Richard G. Collins	1/15/15	—	—	—	1,559	3,119	4,678	1,946	296,188
	2/9/15	—	—	—	315	6,293	9,440	—	305,994
	12/31/15	—	—	—	1,672	2,389	3,105	1,888	256,329
		172,667	246,667	320,667	—	—	—	—	—

(1)

These columns represent cash incentive amounts that could have been paid to the named executive officers under the STIP for 2015 performance. These targets were established by the Compensation Committee on February 9, 2015. Total amounts earned under the STIP are paid two-thirds in cash and one-third in restricted shares. The earned restricted shares under the 2015 STIP were granted in January 2016 and will be reported in the Grants of Plan Based Awards Table for 2016. The STIP is described in more detail in the “Compensation Discussion and Analysis—Short-Term Incentive Program” on page 27. The actual cash paid in January 2016 for performance in 2015 are listed under 2015 in the “Summary Compensation Table” as “Non-Equity Incentive Plan Compensation” on page 37.

(2)

Amounts shown as granted on January 15, 2015 represent equity incentive awards that could have been paid to the named executive officers under the STIP for 2014 performance and promotions, which is described in the “Restricted Shares Granted in January 2015 for 2014 Performance” section on page 31. The January 15, 2015 closing market price of our common stock of $52.21 was used to convert the target dollar value to shares. The actual equity granted in January 2015 for performance in 2014 are included in the “Summary Compensation Table” as 2015 Stock Awards on page 37. Amounts shown as granted on December 31, 2015 for Mr. Collins represent equity awards granted for 2015 performance, which is described under “Compensation Discussion and Analysis—Short-Term Incentive Program on page 27 and –Time-Based Restricted Shares” on page 30. Amounts shown as granted on February 9, 2015 reflect the Threshold, Target, and Maximum awards for the 2015-2017 performance shares granted under the LTIP and our 2012 Incentive Award Plan, which are described in detail in the “Compensation Discussion and Analysis—Long-Term Incentive Program” beginning on page 29. Threshold amounts shown in the table represent the number of performance shares that may be earned based on achieving threshold performance of the debt-to-EBITDA ratio metric (50% × 10% weighting × target shares granted). Maximum reflects 150% of the target performance shares granted. The additional 411 performance shares granted to Mr. Roy on January 15, 2015 reflects the Threshold, Target, and Maximum awards for the 2014-2016 performance shares granted under the LTIP and our 2012 Incentive Award Plan, as compensation for his promotion to Chief Operating Officer. Threshold amounts shown in the table represent the number of performance shares that may be earned based on achieving threshold performance of the debt-to-EBITDA ratio (50% × 20% weighting × target shares granted). Maximum reflects 150% of the target performance shares granted. Each performance share earned vests 50% at the end of the applicable performance period, and 50% one year later.

(3)

The January 15, 2015 stock awards shown in this column reflect the annual grants of restricted stock made in January 2015, at a price of $52.21, based on 2014 performance. The annual grants of restricted stock for our named executive officers for 2015, including restricted shares earned under our 2015 STIP, were made in January 2016 consistent with past practices. Because we believe that the information is relevant to our investors, we have chosen to present supplemental disclosure regarding the grants of restricted stock on January 14, 2016, that were (i) earned under our STIP, which represents one-third of the amounts earned under STIP based on 2015 performance, (ii) the annual grants of restricted stock intended as 2015 compensation and granted in January 2016, and

2016 PROXY STATEMENT 39

Compensation Tables

(iii) certain promotional grants made to Mr. Roy in January 2016 that were intended as compensation for his promotion in November 2015. Thus, the following chart reflects all grants made as compensation for 2015 performance. The grant date fair values of restricted stock in the following table have been calculated by multiplying the closing market price of our common stock at January 14, 2016 of $52.25, by the number of shares of restricted stock awarded in 2016 for 2015 performance, as prescribed under ASC Topic 718:

NAMED EXECUTIVE OFFICER	EQUITY AWARDS GRANTED UNDER 2015 STIP(a)	EQUITY AWARDS ANNUAL GRANT(a)	PERFORMANCE SHARES GRANTED UNDER 2015 LTIP	SHARES GRANTED FOR PROMOTIONS(a)	TOTAL STOCK AWARD COMPENSATION FOR 2015	TOTAL 2015 STOCK AWARD COMPENSATION PRESENTED IN SUMMARY COMPENSATION TABLE
John P. Case	$1,421,292	$893,750	$935,078	—	$3,250,120	$3,073,391
Sumit Roy	625,906	188,352	591,201	$1,000,000	2,405,459	1,665,108
Paul M. Meurer	425,639	153,125	480,607	—	1,059,371	976,184
Michael R. Pfeiffer(b)	229,956	120,000	376,670	—	726,626	752,477
Richard G. Collins	158,829	97,500	305,994	—	562,323	858,511

(a)     Awards listed under this column were granted on January 14, 2016, excluding Mr. Collins’ awards which were granted on December 31, 2015. The closing market price of our common stock at December 31, 2015 used to calculate the grant date fair value of Mr. Collins’ awards was $51.63.

(b)     Given that Mr. Pfeiffer is retirement eligible prior to the final vesting date of shares granted, he was granted restricted share units (RSUs) instead of restricted shares in order to preserve the deferral of his income taxation until the issuance of the shares to him upon vesting.

(4)     For restricted stock granted on January 15, 2015 and December 31, 2015, the grant date fair value has been calculated by multiplying the closing market price of our common stock on the grant date of $52.21 and $51.63 per share, respectively, by the number of restricted stock awards. Fair value for performance shares granted on February 9, 2015 was estimated on the date of grant at $48.63 per share, using a multifactor Monte Carlo simulation model for the market conditions associated with the TSR performance goals, valued at $30.72 per share, plus $17.91 per share for the performance conditions of debt to EBITDA ratio and dividend growth rate, and excludes the value of $4.11 per share determined for the DERs associated with the market conditions. The grant date fair value for the restricted stock and performance shares are computed in accordance with ASC Topic 718.

(5)     The Compensation Committee grants restricted stock awards in accordance with the provisions of our 2012 Incentive Award Plan. With the exception of Mr. Collins, the vesting schedule for all restricted stock grants vest 20% per year over a 5-year period, commencing on January 1 of the year following the grant, subject to acceleration upon certain events, such as retirement, qualifying terminations. Mr. Collins’ grant on December 31, 2015 of 4,964 shares vested immediately due to his termination. Cash dividends are paid on our restricted stock from the date of grant.

Outstanding Equity Awards Table as of December 31, 2015

The following table sets forth summary information concerning outstanding restricted stock and performance shares held by each named executive officer as of December 31, 2015. None of the named executive officers held any exercisable or unexercisable options as of December 31, 2015.

	STOCK AWARDS
NAMED EXECUTIVE OFFICER	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED AS OF DECEMBER 31, 2015(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT YET VESTED(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES THAT HAVE NOT VESTED(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OF UNEARNED SHARES THAT HAVE NOT VESTED(2)(3)
John P. Case(4)	153,670	$7,933,982	73,945	$3,817,780
Sumit Roy(5)	56,119	2,897,424	34,667	1,789,857
Paul M. Meurer(6)	49,323	2,546,546	30,639	1,581,892
Michael R. Pfeiffer(7)	46,909	2,421,912	25,385	1,310,628
Richard G. Collins(8)	5,540	286,030	10,455	539,792

(1)     The amounts in this column represent the portion of restricted stock awards that were granted from 1/7/11 through 12/31/15 to the named executive officers and that were unvested at 12/31/15.

(2)     Market value has been calculated by multiplying the closing market price of our common stock at 12/31/15 of $51.63 per share by the outstanding restricted stock awards, as applicable, for each named executive officer.

(3)     With the exception of Mr. Collins, this column represents performance shares as if they were earned at the maximum level for the 2014 to 2016 and 2015 to 2017 performance periods, since company performance is between target and maximum levels for both performance periods. The number of performance shares earned will be determined at the end of each performance period, and will vest in 50% increments on the first and second January after the three-year performance periods. For Mr. Collins, this amount represents the accelerated vesting of pro-rated performance shares as a result of his termination based on actual performance through the termination date. Also included for Mr. Case are the performance-based restricted stock awards granted in Spetember 2013, as well as Mr. Case’s 12,862 shares of unearned performance-based restricted stock awards that may vest on 12/31/16, upon achievement of the annual performance metrics outlined on page 31.

40 2016 PROXY STATEMENT

Compensation Tables

(4)     The time-based restricted stock awards for Mr. Case vest according to the following schedule: 39,267 shares vest on 1/1/16, 19,295 shares vest on 12/31/16 (excluding his 12,862 unvested performance-based restricted stock awards), 35,173 shares vest on 1/1/17, 29,960 shares vest on 1/1/18, 869 shares vest on 3/11/18, 20,914 shares vest on 1/1/19, and 8,192 shares vest on 1/1/20.

(5)     The restricted stock awards for Mr. Roy vest according to the following schedule: 13,574 shares vest on 1/1/16, 4,000 shares vest on 9/6/16, 13,576 shares vest on 1/1/17, 12,127 shares vest on 1/1/18, 348 shares vest on 3/11/18, 8,473 shares vest on 1/1/19, and 4,021 shares vest on 1/1/20.

(6)     The restricted stock awards for Mr. Meurer vest according to the following schedule: 17,814 shares vest on 1/1/16, 13,720 shares vest on 1/1/17, 9,665 shares vest on 1/1/18, 6,225 shares vest on 1/1/19 and 1,899 shares vest on 1/1/20.

(7)     The restricted stock awards for Mr. Pfeiffer vest according to the following schedule: 17,510 shares vest on 1/1/16, 13,419 shares vest on 1/1/17, 9,363 shares vest on 1/1/18, 174 shares vest on 3/11/18, 5,003 shares vest on 1/1/19, and 1,440 shares vest on 1/1/20.

(7)     The 5,540 restricted stock awards for Mr. Collins vest in July 2016. Additionally, as part of his termination, vesting of performance shares was accelerated as of December 31, 2015.

Stock Vested During 2015 Table

The following table sets forth summary information concerning the vesting of restricted stock and performance shares for each named executive officer during the year ended December 31, 2015. During the year ended December 31, 2015, none of the named executive officers held or exercised any stock options.

	STOCK AWARDS
NAMED EXECUTIVE OFFICER	NUMBER OF SHARES ACQUIRED ON VESTING(1)(2)	VALUE REALIZED ON VESTING(3)
John P. Case	78,235	$3,883,555
Sumit Roy	13,556	455,917
Paul M. Meurer	19,915	950,145
Michael R. Pfeiffer	20,072	957,635
Richard G. Collins	4,964	256,291

(1)     For Mr. Case, this includes the portion of his stock awards that vested on January 1, 2015, April 26, 2015 and December 31, 2015. For Mr. Roy, this includes the portion of his stock awards that vested on January 1, 2015 and September 6, 2015. For Mr. Meurer and Mr. Pfeiffer, this includes the portion of their stock awards that vested on January 1, 2015. For Mr. Collins, this includes the portion of his stock awards that vested on December 31, 2015.

(2)     The number of shares acquired on vesting includes shares withheld to pay federal and state income taxes.

(3)     This column represents the value realized on vesting as calculated by multiplying the closing market price of our common stock on the applicable vesting dates, by the number of shares that vested.

No Pension Benefits or Nonqualified Deferred Compensation

We do not provide any retirement benefits, other than the opportunity to participate in a 401(k) plan. We do not currently sponsor any qualified or non-qualified defined benefit plans, any non-qualified defined contribution plans or deferred compensation plans. The Compensation Committee may elect to adopt such benefits if they determine that doing so is in the company’s best interest.

Potential Payments Upon Termination or Change in Control

Employment Agreements. Each of the named executive officers has the right to receive severance compensation upon the occurrence of certain events as specified in their employment agreements. We are party to two separate forms of employment agreements, including one for Mr. Case and one for the other named executive officers. The employment agreements provide that the named executive officers will be entitled to receive severance payments upon a “Qualifying Termination” which is defined as:

✓              a termination by us without “cause,”

✓              for our CEO, a termination for “good reason,” or

✓              for our named executive officers other than the CEO, a “constructive termination” by the executive as applicable.

Our named executive officers are also entitled to receive severance payments if a Qualifying Termination occurs twelve months after a change in control (these terms are further defined in the employment agreements). In addition, our equity award agreements provide certain rights in connection with a change in control and a Qualifying Termination of employment. During December 2015, our Compensation Committee amended the equity award agreements, removing rights to accelerated vesting of outstanding restricted stock awards in the event of a change in control without a Qualifying Termination. The Compensation Committee believes the removal of this single trigger provision allows the executives to assess takeover bids more objectively and in alignment with stockholder interests.

2016 PROXY STATEMENT 41

Compensation Tables

Case Employment Agreement.  The employment agreement with Mr. Case was entered into in connection with his appointment to CEO in September 2013. The employment agreement, as well as the restricted stock award agreements and performance share award agreements stipulate the following severance payments and benefits upon the occurrence of each scenario listed below:

Qualifying Termination Not in Connection with a Change in Control
• a severance payment equal to twenty-four months’ base salary

•                  an amount equal to two times his “bonus amount”, which is generally defined to mean (i) Mr. Case’s target bonus (for a termination in 2014 or 2015), (ii) the average of the last two years’ cash bonus paid to Mr. Case (for a termination in 2016) or (iii) the average of the last three years’ cash bonus paid to Mr. Case (for a termination in 2017 or later)

• any accrued and unpaid wages and accrued but unused vacation pay, as well as any earned but unpaid annual bonus with respect to the prior fiscal year

•                  continuation of medical insurance coverage, at our expense, for a period of twelve months from the date of termination or until he becomes covered under another group medical insurance plan, whichever occurs first

•                  all of Mr. Case’s unvested time-based restricted stock and his 2013 performance award shall immediately become vested, and his other outstanding performance awards would be accelerated based on achievement of the performance goals through the termination date, pro-rated based on the amount of time he was employed during the performance period through the termination date

Qualifying Termination in Connection with a Change in Control
• a severance payment equal to thirty-six months’ base salary
• an amount equal to three times his bonus amount, as defined above
• a pro-rated portion of his target bonus for the year of termination
• any accrued and unpaid wages and accrued but unused vacation pay, as well as any earned but unpaid annual bonus with respect to the prior fiscal year

•                  continuation of medical insurance coverage, at our expense, for a period of twelve months from the date of termination or until he becomes covered under another group medical insurance plan, whichever occurs first

•                  all of Mr. Case’s unvested time-based restricted stock and his 2013 performance award shall immediately become vested, and his other outstanding performance awards would be accelerated based on achievement of the performance goals through the change in control date, pro-rated based on the amount of time he was employed during the performance period through the change in control

Death or Disability
• a payment equal to twelve months’ base salary
• a payment equal to his bonus amount, as defined above
• any accrued and unpaid wages and accrued but unused vacation pay, as well as any earned but unpaid annual bonus with respect to the prior fiscal year

•                  company-paid healthcare continuation coverage for Mr. Case and his dependents for a period of twelve months after the termination date, or until Mr. Case or his dependents, as applicable, become covered under another group medical insurance plan, whichever occurs first

• in the case of death, his heirs will be entitled to life insurance benefits under our group life insurance program.

•                  all of Mr. Case’s unvested time-based restricted stock and his 2013 performance award shall immediately become vested; and accelerated vesting in all of the target number of performance shares, if during the performance period. If following the end of the performance period, Mr. Case will vest in the remaining unvested performance shares

42 2016 PROXY STATEMENT

Compensation Tables

Non-renewal of Employment Agreement
• a payment equal to eighteen months’ base salary
• a payment equal to 1.5x his bonus amount, as defined above
• any accrued and unpaid wages and accrued but unused vacation pay, as well as any earned but unpaid annual bonus with respect to the prior fiscal year

•                  continuation of medical insurance coverage, at our expense, for a period of twelve months from the date of termination or until he becomes covered under another group medical insurance plan, whichever occurs first

•                  all of Mr. Case’s unvested time-based restricted stock shall immediately become vested; and accelerated vesting of all performance-based equity awards. Performance share vesting is based on performance through the termination date

Employment Agreement for Other Named Executive Officers.  The employment agreements for our named executive officers other than the CEO were amended in December 2015, in conjunction with the Compensation Committee’s decision to amend our new form of award agreements. The amendment increases the cash severance payable to each executive upon a termination of employment by the company without cause or by the executive due to a constructive termination, in either case, on or within twelve months following a change in control to two times the sum of the executive’s annual base salary and the average of the executive’s cash bonus for the prior three years. Absent the amendment, the employment agreements provided for change in control payment equal to the sum of the executive’s average cash bonus for the prior three years and 1.5 times the executive’s annual base salary. The employment agreements, as amended, as well as the restricted stock award agreements and performance share award agreements, stipulate the following severance payments and benefits upon the occurrence of each scenario listed below:

Qualifying Termination Not in Connection with a Change in Control
• a severance payment equal to twelve months’ base salary
• an amount equal to the average of the last three years’ cash bonus paid
• any accrued but unpaid wages and accrued but unused vacation pay

•                  continuation of medical insurance coverage, at our expense, for a period of twelve months from the date of termination or until the executive officer becomes covered under another group medical insurance plan, whichever occurs first

•                  all unvested time-based restricted stock shall immediately become vested, and outstanding performance shares would be accelerated based on achievement of the performance goals through the termination date, pro-rated based on the amount of time the executive was employed during the performance period through the termination date

Qualifying Termination in Connection with a Change in Control
• a severance payment equal to twenty-four months’ base salary
• an amount equal to two times the average of the last three years’ cash bonuses paid
• any accrued but unpaid wages and accrued but unused vacation pay

•                  continuation of medical insurance coverage, at our expense, for a period of eighteen months from the date of termination or until the named executive officer becomes covered under another group medical insurance plan, whichever occurs first

•                  all unvested time-based restricted stock shall immediately become vested, and outstanding performance shares would be accelerated based on achievement of the performance goals through the change in control date, pro-rated based on the amount of time the executive was employed during the performance period through the change in control

2016 PROXY STATEMENT 43

Compensation Tables

Death or Disability
• accrued but unpaid wages and accrued but unused vacation pay, if any, as of the date of his death or disability

•                  if the executive dies or becomes disabled during the performance period, the executive will vest in all of the target number of performance shares. If the executive dies or becomes disabled after the performance period, the executive will vest in the remaining unvested performance shares

•                  in the case of death, the executives’ heirs will be entitled to life insurance benefits under our group life insurance program and all shares of unvested time-based restricted stock held by the employee will immediately vest in full

• in the case of death, all shares of unvested time-based restricted stock will immediately vest in full,
• in the case of disability, all shares of unvested time-based restricted stock will continue to vest as scheduled

Change in Control without a Qualifying Termination.  Vesting of outstanding restricted stock awards that were granted prior to December 2015 accelerate in the event of a change in control without a Qualifying Termination. As previously described, restricted stock awards granted after December 2015 accelerate only if there is a Qualifying Termination following a change in control. Outstanding performance shares continue to accelerate based on achievement of the performance goals through the change in control date, pro-rated based on the amount of time the executive was employed during the performance period through the change in control.

Retirement.  Mr. Collins was the only named executive officer who was retirement eligible as of December 31, 2015. In the event that an executive officer retires, which can occur after a named executive officer turns 60 and has provided ten years of service, the named executive officer is entitled to receive accelerated vesting of 100% of any equity awards granted. Effective as of January 2015, in the event of a retirement (employing the same 60 years old plus ten years of service definition), restricted stock awards granted after this date will become fully vested. Additionally, in the event that a named executive officer retires during an outstanding performance period, the number of performance shares will vest based on the executive’s achievement of the performance goals through the retirement date, and pro-rated based on the amount of time the executive was employed during the performance period.

Upon Mr. Case’s “retirement” (as defined in his employment agreement), all then-outstanding equity awards held by Mr. Case will vest in full, with the exception of any performance shares, which vest at 100% of target. Mr. Case must attain the age of at least 60 years and he must have completed at least ten consecutive years of service as an employee of the company in order to be eligible to retire.

Termination for Cause. Upon termination for failure to perform duties, the named executive officer is not entitled to any payment or benefit other than the payment of accrued but unpaid wages and accrued but unused vacation as of the date of such termination, and the pro-rated vesting of the portion of unvested restricted shares that are schedule to vest at the next vesting date.

Termination by Named Executive Officer. The named executive officer may also terminate the agreement at any time, upon two weeks notice to the company, which will not result in any severance payments. The employment agreements provide that the named executive officer must devote his or her full time, attention and energy to our business and may not engage in any other business activity which would interfere with the performance of his or her duties or be competitive with us, unless specifically permitted by our Board of Directors. This restriction does not prevent the named executive officer from making passive investments, so long as the investment does not require the executive’s services in a manner that would impair the performance of his or her duties under the employment agreement.

44 2016 PROXY STATEMENT

Compensation Tables

Termination and Change in Control Scenario Table

The table below estimates the payment and benefits to each of the named executive officers, assuming that on December 31, 2015; (i) a Qualifying Termination occurred, not in connection with a change in control (as defined), (ii) a change in control and Qualifying Termination (Change in Control Termination) occurred, (iii) a change in control occurred, (iv) employment terminated due to death or disability, or (v) with respect to Mr. Case only, his employment terminated due to the company’s non-renewal of the employment agreement. Excluded from the table below are certain benefits provided to all employees, such as accrued vacation, and benefits provided under other insurance policies. With the exception of medical benefits, which are paid monthly, the following amounts represent lump-sum payments and benefits. The closing price of our stock on December 31, 2015 was $51.63 per share and is used to calculate equity values for the following table.

NEO AND TRIGGER	SEVERANCE PAYMENTS(1)	BONUS PAYMENTS(2)	MEDICAL BENEFITS(3)	VALUE OF ACCELERATED EQUITY AWARDS(4)	LIFE INSURANCE BENEFIT(5)	TOTAL
John P. Case
Qualifying Termination	$1,650,000	$6,737,500	$22,782	$10,204,102	—	$18,614,384
Change in Control Termination	2,475,000	8,662,500	22,782	10,204,102	—	$21,364,384
Change in Control	—	—	—	10,204,102	—	$10,204,102
Death or Disability	825,000	4,812,500	22,782	10,700,524	600,000	$16,960,806
Non-renewal of Employment Agreement	1,237,500	5,775,000	22,782	11,751,916	—	$18,787,198
Sumit Roy
Qualifying Termination	475,000	903,075	22,782	3,776,786	—	$5,177,643
Change in Control Termination	950,000	1,806,150	34,173	3,776,786	—	$6,567,109
Change in Control	—	—	—	3,776,786	—	$3,776,786
Death	—	—	—	4,090,645	600,000	$4,690,645
Disability	—	—	—	1,193,221	—	$1,193,221
Paul M. Meurer
Qualifying Termination	425,000	737,493	22,782	3,345,985	—	$4,531,260
Change in Control Termination	850,000	1,474,986	34,173	3,345,985	—	$5,705,144
Change in Control	—	—	—	3,345,985	—	$3,345,985
Death	—	—	—	3,601,141	600,000	$4,201,141
Disability	—	—	—	1,054,594	—	$1,054,594
Michael R. Pfeiffer
Qualifying Termination	400,000	464,262	22,782	3,095,683	—	$3,982,727
Change in Control Termination	800,000	928,524	34,173	3,095,683	—	$4,858,380
Change in Control	—	—	—	3,095,683	—	$3,095,683
Death	—	—	—	3,295,646	600,000	$3,895,646
Disability	—	—	—	873,734	—	$873,734
Richard G. Collins(6)	340,000	343,943	15,205	866,310	—	1,565,458

(1)     Amount represents 12 months base salary in the case of a Qualifying Termination and 24 months base salary in the case of a Change in Control Termination, for all officers excluding Mr. Case. For Mr. Case, the amount represents 24 months base salary in the case of a Qualifying Termination, 36 months base salary in the case of a Change in Control Termination, 12 months base salary in the case of Death or Disability, and 18 months of base salary in the case of Non-renewal of Employment Agreement.

(2)     Amount represents the applicable scenario multiple of the average of annual bonuses paid based on performance for 2015, 2014 and 2013 (includes amounts presented as non-equity incentive compensation awarded for 2015 and 2014 performance and annual cash bonuses awarded for 2013 performance in the Summary Compensation Table) for all officers excluding Mr. Case. For Mr. Case, the amount represents two times his bonus amount (which is equal to his 2015 Cash STIP Target of $1,925,000) in the case of a Qualifying Termination, three times his bonus amount in the case of a Change in Control Termination, his bonus amount in the case of Death or Disability, and 1.5 times his bonus amount in the case of Non renewal of Employment Agreement. In addition to these amounts, we have included his 2015 Cash STIP Award at maximum of $2,887,500 for each of the scenarios above, which represents earned but unpaid compensation. Amounts do not include bonus amounts earned for 2015 performance for any other named executive officer.

(3)     Amount represents estimated continuation of group medical insurance coverage at our expense for a period of 12 months in the case of a Qualifying Termination and for 18 months in the case of a Change in Control Termination, for all officers excluding Mr. Case. For Mr. Case this amount represents continuation of group medical insurance coverage at our expense for a period of 12 months in the case of a Qualifying Termination, a Change in Control Termination, Death or Disability, and Non-renewal of Employment Agreement.

2016 PROXY STATEMENT 45

Compensation Tables

(4)     Amount represents the aggregate value of the acceleration of vesting of the named executive officer’s outstanding restricted stock awards and for Mr. Case’s 2013 performance award. For purposes of this calculation, each officer’s total unvested restricted stock awards on December 31, 2015 are multiplied by our common stock closing price on December 31, 2015 of $51.63 per share. For termination scenarios, other than death or disability, the amount also includes the estimated amount payable under the outstanding performance shares consistent with the valuation of these awards set forth in the “Outstanding Equity Awards Table” on page 40, which reflects maximum performance shares earned based on between target and maximum performance under the performance conditions of outstanding performance shares, and pro-rated for the amount of time passed under each outstanding performance period, except no such pro-rating occurs for Mr. Case in the event of a termination due to non-renewal of his employment agreement. For death and disability, the amount reflects the value of the granted target performance shares, based on the December 31, 2015 stock price. Not included in the table is the continued vesting of the executive’s restricted stock in accordance with its original vesting schedule in the event of a termination of employment as a result of disability for all named executive officers other than Mr. Case. The vesting schedule is set forth under the “Outstanding Equity Awards Table” on page 40.

(5)     Amount represents life insurance benefits that would have been paid by a third-party insurance company to the beneficiaries of the named executive officers if they had died on December 31, 2015. This amount is calculated as two times the 2015 base salary of each named executive officer plus $15,000, up to a maximum amount of $600,000. Amounts payable under our disability insurance policies upon disability are not included as they are available to all employees on a non-discriminatory basis.

(6)     Since Mr. Collins’ employment was terminated without cause on December 31, 2015 and deemed a Qualifying Termination, the amounts shown for Mr. Collins are the actual amounts paid and earned in connection with his actual termination and all other scenarios are excluded as he was no longer employed after December 31, 2015. As part of his severance, Mr. Collins received the following: (i) $340,000, which equaled 12 months base salary, (ii) $343,943, which equaled the average of the last three years’ cash bonus paid, (iii) continuation of medical insurance coverage, at the company’s expense, for a period of 12 months from the date of termination or until he becomes covered under another group medical insurance plan, (iv) accelerated vesting of his pro-rata performance shares earned as of December 31, 2015, (v) accrued dividends on earned LTIP performance shares, and (vi) the acceleration of vesting on his remaining 5,540 RSUs on July 1, 2016.

46 2016 PROXY STATEMENT

Audit Committee Report

The Audit Committee of the Board of Directors of Realty Income Corporation is comprised of independent directors as required by the listing standards of the New York Stock Exchange (NYSE). The Audit Committee operates pursuant to a written charter, as required by the NYSE and the rules and regulations of the Securities and Exchange Commission (SEC), which was adopted by Realty Income’s Board of Directors. In 2015, the Audit Committee met seven times.

The role of the Audit Committee is to select and engage, our independent registered public accounting firm, which is currently KPMG, LLP, and to oversee Realty Income’s financial reporting process on behalf of the Board of Directors. Management of Realty Income has the primary responsibility for the preparation of Realty Income’s consolidated financial statements as well as executing Realty Income’s financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of Realty Income’s consolidated financial statements and Realty Income’s internal controls over financial reporting and expressing an opinion as to the conformity of such consolidated financial statements with U.S. generally accepted accounting principles and expressing an opinion on management’s assessment of and the effectiveness of Realty Income’s internal controls over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audit of the consolidated financial statements and the audit of internal controls over financial reporting of Realty Income, as of and for the year ended December 31, 2015. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and it has discussed with the auditors their independence from Realty Income and its management. The Audit Committee has also considered whether KPMG LLP’s preparation of tax returns, tax consulting services and other non-audit services to Realty Income is compatible with maintaining KPMG LLP’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Realty Income’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Submitted on March 21, 2016 by the members of the Audit Committee of Realty Income’s Board of Directors.

Ronald L. Merriman, Chair
Kathleen R. Allen, Ph.D.
A. Larry Chapman
Gregory T. McLaughlin

The above report of the Audit Committee will not be deemed to be incorporated by reference into any filing by the company under the Securities Act of 1933, as amended (the Exchange Act), except to the extent that Realty Income specifically incorporates the same by reference.

2016 PROXY STATEMENT 47

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities (collectively Insiders) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Realty Income. Insiders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of Forms 3, 4 and 5, and the amendments thereto, received by the company for the year ended December 31, 2015, or written representations from certain reporting persons, we believe that during the year ended December 31, 2015, all filing requirements were complied with by our named executive officers, directors and beneficial owners of more than ten percent of our stock.

Related Party Transactions

We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, the Audit Committee shall review the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Ethics, and the Audit Committee either approves or disapproves the related party transaction. Any related party transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party” is: (1) any person who is, or at any time since the beginning of the company’s last fiscal year was, our director or named executive officer or a nominee to become our director; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.

We had no related party transactions in 2015.

48 2016 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 15, 2016, based on 250,578,841 shares of common stock outstanding on that date, certain information with respect to the beneficial ownership of shares of our common stock by (i) each director, each nominee and each named executive officer, (ii) all current directors and executive officers of Realty Income as a group, and (iii) each person known to us to own beneficially more than 5% of the outstanding shares of our common stock. Except as otherwise noted, we believe the beneficial owners of shares of our common stock listed below, based on information furnished by those owners, have sole voting and investment power with respect to their shares:

NAME OF BENEFICIAL OWNER	SHARES OF BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY	PERCENT OF CLASS
John P. Case(1)	203,401	0.1
Sumit Roy(2)	77,267	*
Paul M. Meurer(3)	53,579	*
Michael R. Pfeiffer(4)	41,873	*
Neil M. Abraham(5)	7,177	*
Michael D. McKee(6)	133,500	0.1
Kathleen R. Allen, Ph.D.(7)	74,000	*
Priya Cherian Huskins(8)	22,513	*
Gregory T. McLaughlin(9)	16,886	*
A. Larry Chapman(10)	15,757	*
Ronald L. Merriman(11)	10,575	*
Stephen E. Sterrett(12)	8,000	*
All current directors and executive officers of the company, as a group (17 persons)	752,944	0.3

*                  Less than one-tenth of one percent

STOCKHOLDERS HOLDING 5% OR MORE	SHARES OF BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY	PERCENT OF CLASS
The Vanguard Group, Inc.(13) 100 Vanguard Blvd. Malvern, PA 19355	38,725,225	15.5%
BlackRock, Inc.(14) 55 East 52nd Street New York, NY 10022	21,730,454	8.7%
Vanguard Specialized Funds—Vanguard REIT Index Fund(15) 100 Vanguard Blvd. Malvern, PA 19355	16,919,396	6.8%
State Street Corp. (16) One Lincoln St. Boston, MA 02111	17,248,286	6.9%
Invesco Ltd.(17) 1555 Peachtree St. NE, Suite 1800 Atlanta, GA 30309	12,866,421	5.2%

(1)        Mr. Case’s total includes 171,572 shares of unvested restricted stock and 31,829 shares of vested stock.

(2)        Mr. Roy’s total includes 77,267 shares of unvested restricted stock.

(3)        Mr. Meurer’s total includes 42,585 shares of unvested restricted stock and 10,994 shares of vested stock.

(4)        Mr. Pfeiffer’s total includes 29,399 shares of unvested restricted stock and 12,474 shares of vested stock.

(5)        Mr. Abraham’s total includes 7,177 shares of unvested restricted stock.

(6)        Mr. McKee’s total includes 101,200 shares owned of record by The McKee Family Trust dated February 11, 1995, of which he is a trustee and has shared voting and investment power, 6,400 shares owned of record by MCR Holdings, LLC, a family limited liability company, of which he and his wife have shared voting and investment power, 6,400 shares owned of record by MCC Ventures, LLC, a family limited liability company, of which he and his wife have shared voting and investment power, and 19,500 shares owned of record by an IRA, in the account of Mr. McKee.

2016 PROXY STATEMENT 49

(7)        Dr. Allen’s total includes 74,000 shares owned of record by The Allen Family Trust dated December 5, 2006, of which she is a trustee and has shared voting and investment power.

(8)        Ms. Huskins’s total includes 7,334 shares of unvested restricted stock and 15,179 shares owned of record by The Michael and Priya Huskins Revocable Trust dated February 12, 2001, of which she is a trustee and has shared voting and investment power.

(9)        Mr. McLaughlin’s total includes 7,334 shares of unvested restricted stock and 9,552 shares owned of record by The McLaughlin Family Trust dated May 28, 2009, of which he is a trustee and has shared voting and investment power.

(10)  Mr. Chapman’s total includes 8,001 shares of unvested restricted stock and 7,756 shares of vested stock owned of record by A. Larry Chapman and Patricia L. Chapman, Trustees of the Chapman Family Trust, dated March 18, 1998, of which he is a trustee and has sole voting power and shared investment power.

(11)  Mr. Merriman’s total includes 10,575 shares owned of record by The Ronald Merriman Family Trust dated July 17, 1997, of which he is a trustee and has shared voting and investment power.

(12)  Mr. Sterrett’s total includes 6,667 shares of unvested restricted stock and 1,333 shares of vested stock.

(13)  Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 10, 2016, The Vanguard Group, Inc. (Vanguard) has sole power to vote or direct the vote, and sole power to dispose or direct the disposition of, 832,707 and 38,029,862 shares of our common stock, respectively, and shared power to vote or direct the vote and shared power to dispose or direct the disposition of 210,900 and 695,363 shares of our common stock, respectively. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of Vanguard, is the beneficial owner of the 387,327 shares of our common stock as a result of its serving as investment manager of collective trust accounts and directs the voting of these shares. Vanguard Investments Australia, Ltd. (VIA), a wholly-owned subsidiary of Vanguard, is the beneficial owner of the 753,416 shares of our common stock as a result of its serving as investment manager of Australian investment offerings and directs the voting of these shares. Vanguard is an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act.

(14)  Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 10, 2016, BlackRock, Inc. has sole power to vote or direct the vote of 19,524,030 shares of our common stock, and sole power to dispose or direct the disposition of 21,730,454 shares of our common stock. BlackRock, Inc. does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of our common stock.

(15)  Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 9, 2016, Vanguard Specialized Funds—Vanguard REIT Index Fund (Vanguard REIT Index Fund) has sole power to vote or direct the vote of 16,919,396 shares of our common stock and does not have the power to dispose or direct the disposition of any shares of our common stock. Vanguard REIT Index Fund is an investment company registered under Section 8 of the Investment Company Act of 1940.

(16) Based on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on February 16, 2016, State Street Corporation does not have the power to vote or direct the vote of any shares of our common stock, or to dispose or direct the disposition of any shares of our common stock. State Street Corporation has the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of 17,248,286 shares of our common stock.

(17) Based on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on February 16, 2016, Invesco Ltd. has sole power to vote or direct the vote of 5,262,968 shares of our common stock, and sole power to dispose or direct the disposition of 12,866,421 shares of our common stock. Invesco. Ltd. does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of our common stock. Invesco Ltd. is an investment advisor in accordance with section 13d-1(b)(1)(ii)(E) of the Exchange Act.

Equity Compensation Plan Information as of December 31, 2015

The following table sets forth certain equity compensation plan information as of December 31, 2015. We historically have only granted shares of restricted stock under the equity plan, but beginning in 2015 we granted long-term performance shares:

PLAN CATEGORY(1)	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity compensation plans approved by security holders	125,263(2)	n/a	2,063,942(3)
Equity compensation plans not approved by security holders	—	n/a	—
Total	125,263		2,063,942

(1)     Each of our equity compensation plans has been approved by our stockholders.

(2)     Assumes issuance of shares based on target performance of performance shares outstanding at December 31, 2015.

(3)     Represents shares of our common stock available for issuance under our 2012 Stock Incentive Award Plan. This amount has been reduced by the 115,127 performance shares assuming target performance, and 10,136 restricted stock units outstanding at December 31, 2015.

50 2016 PROXY STATEMENT

Independent Registered Public Accounting Firm Fees and Services

Fees Paid to Independent Registered Public Accounting Firm

The fees paid to KPMG LLP, our independent registered public accounting firm, relating to 2015 and 2014 were as follows:

	2015(1)	2014(1)
Total audit fees(2)	$1,715,000	$1,484,000
Tax fees(3)	627,000	633,000

(1)     There were no audit related fees or other fees incurred during 2015 or 2014.

(2)     Includes the aggregate fees billed by KPMG LLP for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, the issuances of comfort letters to underwriters, the reviews of registration statements in connection with the issuance of consents totaling approximately $265,000 in 2015 and $136,000 in 2014, and the audit of internal controls.

(3)     Includes the aggregate fees billed by KPMG LLP for tax services. Tax services consisted of tax return preparation and tax compliance.

Pre-approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee has the sole authority and responsibility to pre-approve all audit and permitted non-audit services to be provided to us. Pursuant to its charter, the Audit Committee has established pre-approval policies and procedures for permitted non-audit services. The Audit Committee considers each engagement on a case-by-case basis according to certain required criteria, including the skill set necessary for the engagement and that the engagement should not involve work that would result in our registered public accounting firm eventually auditing their own work. The Audit Committee is regularly updated on the status of all outstanding engagements. If we anticipate that the fees for specific engagements may exceed the amount initially approved by the Audit Committee, the Audit Committee will consider proposals to increase the fees for such engagements on a case-by-case basis.

The Audit Committee has delegated a portion of its responsibility to pre-approve non-audit engagement services to be performed by our auditor in the following manner:

✓              Management has authority up to $100,000;

✓              The Audit Committee Chair has authority up to $250,000; and

✓              The Audit Committee has authority for engagement services greater than $250,000.

The decisions made pursuant to these delegated authorities must be presented to the full Audit Committee at its next scheduled meeting, whereby the above approval threshold levels are reset. All of the services performed by KPMG LLP in 2015 were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures.

2016 PROXY STATEMENT 51

Frequently Asked Questions Regarding Annual Meeting Procedures

When is the Annual Meeting?

The Annual Meeting will be held on May 17, 2016, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130. Stockholders will be admitted to the Annual Meeting at 8:30 a.m. Pacific Time and the program will begin promptly at 9:00 a.m. Pacific Time.

Do I need a ticket to attend the Annual Meeting?

No, you do not need a ticket, but you will need to identify yourself as a stockholder when you arrive in order to receive certain Annual Meeting materials. Complimentary parking will be available.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders as of the close of business on the record date, March 15, 2016, will consider and vote upon:

•        The election of eight director nominees named in this Proxy Statement to serve until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualify;

•        The ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016;

•        A non-binding advisory proposal to approve the compensation of our named executive officers as described in this Proxy Statement (also known as the “say-on-pay” vote); and

•        The transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 15, 2016 are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, there were 250,578,841 shares of common stock outstanding and entitled to vote. Each outstanding share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How will I receive my Proxy Materials for the Annual Meeting?

Beginning on or about April 7, 2016, Proxy Materials (including the Proxy Statement, proxy card, and Annual Report) for the Annual Meeting will be sent via e-mail or mail to our stockholders of record in accordance with their preference if indicated previously. If a preference has not been specified, we will either mail to those stockholders our Proxy Materials or a Notice of Availability of Proxy Materials (Notice) which contains instructions on how to access our materials by mail, e-mail, or on the Internet.

In accordance with the SEC notice and access rule, the Notice allows us to provide our stockholders with the information they need to vote through various delivery options, while lowering the costs of print and delivery and reducing the environmental impact. The Notice is not a proxy and cannot be used to vote your shares. If you receive a Notice this year, you will not receive paper copies of the Proxy Materials unless you request the materials by following the instructions on the Notice or by accessing the website identified on the Notice.

What is the difference between holding shares as a stockholder of record or as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered a “stockholder of record.” In this case, you received your dividend check from Wells Fargo Shareowner Services. This year we have engaged the services of Broadridge Financial Solutions (Broadridge) to mail our Proxy Materials or Notice to our registered holders.

If your shares are held by a bank, in a brokerage account, or other holder of record, you are considered a “beneficial owner” of shares held in street name. The Proxy Materials or Notice may be forwarded to you by your bank, broker, or other holder of record. As the beneficial owner, you have the right to direct your bank, broker, or other holder of record on how to vote your shares by following their instructions for authorizing your proxy.

52 2016 PROXY STATEMENT

Frequently Asked Questions Regarding Annual Meeting Procedures

Is it necessary to vote if my shares are held in my brokerage account?

It is important to vote your shares even if your shares are held in a brokerage account. Otherwise, your shares may not be voted on certain matters unless you have a “legal proxy” in place authorizing them to vote your shares on your behalf, or you provide voting instructions to your bank, broker or other holder of record. If you are unsure, please vote your Realty Income shares using the voting information provided.

How do I vote?

You may vote or authorize a proxy to vote using any of the following methods:

By Internet

Authorize a proxy to vote your shares via the website www.proxyvote.com, which is available 24 hours per day until 11:59 p.m., Eastern Time, May 16, 2016. In order to authorize your proxy, you will need to have available the control number that appears on the Notice or proxy you received. If you authorize your proxy via the Internet, you do not need to return your proxy or voting instruction card.

By Telephone

Authorize a proxy to vote your shares by calling toll-free 1-800-690-6903, 24 hours per day until 11:59 p.m., Eastern Time, May 16, 2016. When you call, please have the proxy in hand that you received and/or requested via the Notice, along with the control number that appears on the proxy. Follow the series of prompts to instruct your proxy how to vote your shares. If you authorize your proxy by telephone, you do not have to return your proxy or voting instruction form.

By Mail

If you received and/or requested via the Notice a printed set of the Proxy Materials (including the Proxy Statement, proxy card, and Annual Report), authorize a proxy to vote your shares by completing, signing, and returning the proxy card in the prepaid envelope provided. If the prepaid envelope is missing, please mail your completed proxy to: Realty Income Corporation, Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

In person at the Annual Meeting

Vote your shares in person by attending the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as your representative. If you are a beneficial owner of shares, you must obtain a “legal proxy” from your broker, bank or other holder of record and present it to the inspector of election at the Annual Meeting to be able to vote.

How does our Board of Directors recommend you vote on the proposals?

Our Board of Directors recommends that you vote your shares as follows:

✓  Proposal 1: FOR the election to the Board of Directors of the eight nominees listed in this Proxy Statement;

✓  Proposal 2: FOR the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016;

✓  Proposal 3: FOR the say-on-pay vote.

What happens if I do not indicate my voting preferences?

If you are a stockholder of record and you submit your proxy card or authorize your proxy by telephone or internet, but do not indicate your voting preferences, the persons named in the proxy will vote the shares represented by that proxy as follows:

✓  Proposal 1 FOR the election to the Board of Directors of the eight nominees listed in this Proxy Statement;

✓  Proposal 2 FOR the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016;

✓  Proposal 3 FOR the say-on-pay vote.

In the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

2016 PROXY STATEMENT 53

Frequently Asked Questions Regarding Annual Meeting Procedures

If you hold your shares through a broker and do not instruct your broker on how to vote your shares, your broker cannot vote your shares on the election of directors or the say-on-pay vote, but can vote your shares on the proposal regarding ratification of the appointment of our auditor.

Can I change my vote after I submit my proxy?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by doing one of the following:

•        delivering to our Corporate Secretary a written notice of revocation;

•        signing and returning to our Corporate Secretary a proxy bearing a later date (the contact information from our Corporate Secretary is provided below);

•        authorizing another proxy by telephone or on the internet (your most recent telephone or internet authorization will be used); or

•        voting in person at the Annual Meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions provided by your broker, bank or other record holder.

Your attendance at the Annual Meeting will not by itself be sufficient to revoke a proxy unless you vote in person or give written notice of revocation to our Corporate Secretary before the polls are closed. Any written notice revoking a proxy should be sent to Michael R. Pfeiffer, our Corporate Secretary, at our corporate offices at 11995 El Camino Real, San Diego, California 92130.

What are the quorum and voting requirements on our three proposals mentioned in this Proxy Statement?

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record of shares for a beneficial owner properly executes and returns a proxy card, but does not vote on a matter because the bank, broker or other holder does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner.

The following outlines the vote required and impact of abstentions and broker non-votes for each proposal at this Annual Meeting:

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON-VOTES, IF ANY
1	Election of Directors(1)	The affirmative vote of a majority of the votes cast is necessary for the election of each director nominee. Under our bylaws, a “majority of the votes cast” means more votes “FOR” than “AGAINST.”

Abstentions and broker non-votes will not count as a vote cast “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote your shares for director nominees.

2	Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast is necessary for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Abstentions will have no effect on the outcome of the vote. Broker non-votes are not expected to result from this proposal since as a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares even if the broker does not receive voting instructions from you.

3	Say-on-Pay Vote	The affirmative vote of a majority of the votes cast is necessary for the approval of the say-on-pay vote.

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote. Brokers do not have discretionary authority to vote your shares for the say-on-pay vote.

54 2016 PROXY STATEMENT

Frequently Asked Questions Regarding Annual Meeting Procedures

(1)          In accordance with the policy adopted by our Board of Directors, in this election, an incumbent candidate for director who does not receive the required votes for re-election is expected to offer his or her resignation to the Board of Directors. The Nominating/Corporate Governance Committee of the Board of Directors, or a committee of independent directors in the event the incumbent is a member of the Nominating/Corporate Governance Committee, will then make a determination as to whether to accept or reject the tendered resignation, generally within 90 days after certification of the election results of the stockholder vote. Following such determination, we will publicly disclose the decision regarding any tendered resignation and the rationale behind such decision in a filing of a Current Report on Form 8-K with the SEC. If a director’s offer to resign is not accepted by the Board of Directors (or properly constituted committee) or such director does not otherwise submit his or her resignation to the Board of Directors, such director shall continue to serve until his or her successor is duly elected and qualifies, or his or her earlier resignation or removal.

Will any other business be conducted at the Annual Meeting?

Our Board of Directors does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. Under the NYSE rules, if you are a beneficial owner, your bank, broker or other holder of record may not vote your shares on any contested stockholder proposal without instructions from you.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent convening or resumption of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the Annual Meeting as originally convened (except for any proxies that have effectively been revoked or withdrawn).

Who will count the vote?

Representatives of Broadridge will tabulate the votes and act as inspector of election.

Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on the Internet?

This Proxy Statement (which includes the Notice of Annual Meeting) and our 2015 Annual Report are available on our website at http://investors.realtyincome.com/annual-reports-meetings. You can also view these materials at www.proxyvote.com by using the control number provided on your proxy card, in your e-mailed Proxy Materials, or on your Notice.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies by telephone, Internet or otherwise. These directors, officers and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation material will be furnished to brokerage firms, fiduciaries and other custodians who hold shares of our common stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such material.

Stockholders who authorize their proxies through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and these costs must be borne by the stockholder.

2016 PROXY STATEMENT 55

Stockholder Proposals for 2017 Annual Meeting

In order for stockholder proposals otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our proxy statement for our 2017 annual meeting of stockholders, they must be received by us at our principal office, 11995 El Camino Real, San Diego, CA 92130 on or before December 8, 2016.

In addition, if a stockholder desires to bring business (including director nominations) before our 2017 annual meeting of stockholders that is not the subject of a proposal timely submitted for inclusion in our 2017 proxy statement, written notice of such business, as currently prescribed in our Bylaws, must be received by our Corporate Secretary between November 8, 2016 and December 8, 2016. For additional requirements, a stockholder may refer to our current Bylaws, Article III, Section 12, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a copy of which may be obtained from our Corporate Secretary upon request and without charge. See “Communications with the Board” for contact information. If we do not receive timely notice pursuant to our Bylaws, the proposal will be excluded from consideration at the meeting.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. When used in this annual report, the words “estimated”, “anticipated”, “expect”, “believe”, “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of strategy, plans or intentions of management. Forward-looking statements are subject to risks, uncertainties, and assumptions about Realty Income Corporation, and future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward- looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

Householding of Proxy Materials

SEC rules permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, 11995 El Camino Real, San Diego, CA 92130, or contact Investor Relations by telephone at (877) 924-6266. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

56 2016 PROXY STATEMENT

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the Exchange Act), which might incorporate future filings made by us under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our Proxy Statement, Notice of Annual Meeting and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

By Order of the Board of Directors,

Michael R. Pfeiffer
Executive Vice President, General
Counsel and Secretary

April 1, 2016

2016 PROXY STATEMENT 57

REALTY INCOME

The Monthly Dividend Company®

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REALTY INCOME CORPORATION SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E01102-P74940	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

REALTY INCOME CORPORATION

The Board of Directors recommends a vote FOR the election of the eight director nominees, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016, and FOR the resolution to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion in the proxy statement.

Proposal 1. To elect the following eight director nominees to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify:		For	Against	Abstain

Nominees:

1a. 1b. 1c.	Kathleen R. Allen John P. Case A. Larry Chapman	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐		Proposal 2. Ratification of the appointment of KPMG LLP as the Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016.	For ☐	Against ☐	Abstain ☐

1d.	Priya Cherian Huskins	☐	☐	☐		Proposal 3. Non-binding advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

1e.	Michael D. McKee	☐	☐	☐

1f.	Gregory T. McLaughlin	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AS INDICATED ABOVE. THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

1g.	Ronald L. Merriman	☐	☐	☐

1h.	Stephen E. Sterrett	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E01103-P74940

REALTY INCOME CORPORATION

ANNuAL MEETING OF STOCKHOLDERS

Tuesday, May 17, 2016

9:00 a.m., Pacific Time

San Diego Marriott Del Mar

11966 El Camino Real

San Diego, CA 92130

This proxy is solicited on behalf of the Board of Directors of Realty Income Corporation for use at the Annual Meeting of Stockholders on May 17, 2016.

The shares of stock held in your account will be voted as you specify on the reverse side.

If this proxy is executed but no choice is specified, the proxy will be voted "FOR" the election of the eight director nominees, "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016, and "FOR" the resolution to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion in the proxy statement. The votes you are entitled to cast will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

By signing the proxy, you acknowledge receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and you revoke all prior proxies and appoint Michael R. Pfeiffer and Sumit Roy, and each of them as your proxies with full power of substitution in each of them, to attend the Annual Meeting and all adjournments or postponements thereof, to cast on your behalf all votes that you are entitled to cast on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof and otherwise to represent you at the Annual Meeting and all adjournments or postponements thereof with all powers possessed by you, if personally present.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side